Exhibit 10.30

Sublease Agreement

This Sublease Agreement (this “Sublease”), dated March 20, 2008 for reference purposes only, is entered into by and between Avigen, Inc., a Delaware corporation (“Sublandlord”), and BioTime, Inc., a California corporation (“Subtenant”).

Recitals

A.            Sublandlord leases certain premises consisting of approximately 67,482 square feet in a building, located at 1301 Harbor Bay Parkway, Alameda, California, pursuant to that certain Office Lease dated as of November 2, 2000, between Lincoln-RECP Empire OPCO, a Delaware limited liability company, as landlord (the “Original Master Landlord”) and Sublandlord, as tenant, as amended by that certain First Amendment to Lease Agreement dated as of December 1, 2000, that certain Second Amendment to Lease Agreement dated as of February 13, 2001 and that certain letter agreement dated as of January 26, 2004 (collectively, as further amended or otherwise modified from time to time, the “Master Lease”), a copy of which is attached as Exhibit A, as more particularly described therein (the “Premises”).  Capitalized terms used but not defined herein have the same meanings given in the Master Lease.

B.             Subsequently, Original Master Landlord sold and assigned all of its right, title and interest in and to the Master Lease to ARE-Harbor Bay No. 4, llc, a Delaware limited liability company, who in turn sold and assigned all of its right, title and interest in and to the Master Lease to SKS Harbor Bay Associates, LLC, a Delaware limited liability company (“Master Landlord”).

C.             Sublandlord desires to sublease to Subtenant, and Subtenant desires to sublease from Sublandlord a portion of the Premises consisting of approximately 11,000 rentable square feet, and more particularly shown on the layout attached at Exhibit B hereto (“Sublease Premises”) upon the terms and conditions provided for herein.

Now, Therefore, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:

Agreement

1.             Sublease Premises.  On and subject to the terms and conditions below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Sublease Premises.  In addition, Subtenant shall be entitled to share nonexclusive use of the restrooms and lobby areas (the “Sublease Common Areas”) identified on Exhibit B.

2.             Term.  The term of this Sublease (the “Term”) shall commence on April 1, 2008 (the “Commencement Date”), provided Sublandlord has theretofore obtained the consent of Master Landlord, and shall expire November 30, 2010, unless sooner terminated pursuant to any provision hereof.

1

3.             Possession; Early Possession.

(a)           If for any reason Sublandlord cannot deliver possession of the Sublease Premises to Subtenant on the Commencement Date due to reasons beyond Sublandlord’s reasonable control, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Sublease Premises has been delivered to Subtenant.  Sublandlord shall use commercially reasonable efforts to obtain Master Landlord’s written consent to this Sublease.  Notwithstanding the foregoing, if Sublandlord cannot obtain the consent of Master Landlord to this Sublease within thirty (30) days after execution of this Sublease by Sublandlord and Subtenant, then either Sublandlord or Subtenant may terminate this Sublease by giving written notice thereof to the other.

(b)           Subject to Master Landlord’s consent and approval of this Sublease, Subtenant shall be entitled to commence installation of Subtenant’s furniture, fixtures and equipment and occupy the Sublease Premises for its business purposes at any time prior to the Commencement Date; provided, however, that (i) Subtenant shall not unreasonably interfere with or disrupt any work being performed by Sublandlord in the Sublease Premises during such early occupancy, and (ii) prior to any such entry, Subtenant shall provide Sublandlord and Master Landlord with proof of Subtenant’s insurance as required hereunder.  Any entry by Subtenant onto the Sublease Premises prior to the Commencement Date shall be upon and subject to all of the terms of this Sublease (including Subtenant’s obligations regarding indemnity and insurance) except those regarding the obligation to pay Rent (as defined below), which shall commence on the Rent Commencement Date.  Subtenant agrees that Sublandlord shall not be liable in any way for any injury, loss or damage which may occur to any of Subtenant’s property placed upon or installed in the Sublease Premises prior to the Commencement Date, the same being at Subtenant’s sole risk, and Subtenant shall be liable for all injury, loss or damage to persons or property arising as a result of such entry into the Sublease Premises by Subtenant or its agents, contractors, employees and representatives.

4.             Rent.

(a)           Rent.  Commencing on April 1, 2008 (the “Rent Commencement Date”) and continuing throughout the term of this Sublease, Subtenant shall pay monthly rent consisting of Base Rent and Additional Rent (as defined below) (collectively, “Rent”) to Sublandlord in the following amounts:

(i)             Base Rent.  Except to the extent provided in Section 4(c) below, Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) on the first (1st) day of each calendar month as follows:

Period	Amount
From the Rent Commencement Date through December 31, 2008	$22,000.00
January 1, 2009 – December 31, 2009	$22,660.00
January 1, 2010 – November 30, 2010	$23,339.80

2

(ii)            Additional Rent.  In addition to Base Rent, Subtenant shall also pay to Sublandlord on the first (1st) day of each calendar month an amount equal to eighteen percent (18%) of the estimated amount of “Tenant’s Share” of “Direct Expenses” (as defined in the Master Lease) (“Master Lease Charges”).  Subtenant shall also pay eighteen percent (18%) of other amounts of Additional Rent due to Master Landlord under the Master Lease (unless related exclusively to the Premises retained by Sublandlord), which shall be payable to Sublandlord as and when payments are due from Sublandlord pursuant to the Master Lease, but at least five (5) business days prior to the date Sublandlord must pay such amounts to Master Landlord (“Additional Charges”).  Notwithstanding the foregoing, except for recurring monthly installments of Master Lease Charges which shall be due as provided above, in no event shall payment be due less than ten (10) business days after receipt of written invoice by Subtenant.  “Additional Rent” is hereby defined as Master Lease Charges, Additional Charges, Direct Costs and all other amounts owing by Subtenant hereunder.

(iii)           Direct Costs.  From and after the Commencement Date, Subtenant shall further pay to Sublandlord on the first (1st) day of each calendar month, as Additional Rent, an amount estimated by Sublandlord to be the monthly amount of any costs and expenses applicable to the Sublease Premises which are paid directly by Sublandlord, including, but not limited to, utilities, personal property taxes and real property taxes, as well as eighteen percent (18%) of the reasonable cost incurred by Sublandlord to clean and maintain the Sublease Common Areas (“Direct Costs”).  At any time, Sublandlord or Subtenant may cause, at Subtenant’s expense, any utilities to be separately metered or charged directly to Subtenant by the provider.

(iv)           Subtenant’s Right to Review Direct Costs.

(A)           Sublandlord’s Direct Cost Statement.  No less often than annually, Sublandlord shall provide Subtenant with a consolidated statement setting forth the total amount of the estimated payments made by Subtenant in the previous year and the actual costs allocated to Subtenant pursuant to this Sublease.  If the total estimated payments made for the year are insufficient to meet the costs allocated to Subtenant, then Subtenant shall pay to Sublandlord such deficit within thirty (30) days after receipt by Subtenant of notice thereof.  If Subtenant is due a refund for the period, then Sublandlord shall pay such refund to Subtenant within (30) days after determination thereof.  The provisions of this Section 4(a)(iv) shall survive the termination of the Sublease.

(B)           Subtenant’s Right to Audit Direct Costs.  Not more often than once each calendar year, Subtenant, upon thirty (30) days advance written notice thereof to Sublandlord, at Subtenant’s sole cost and expense, may retain an independent Certified Public Accountant reasonably acceptable to Sublandlord, to review and audit Sublandlord’s books and records with regard to the Direct Costs for the Sublease Premises.  If Sublandlord and Subtenant determine that Subtenant overpaid its share of any Direct Costs, Sublandlord shall refund to Subtenant the amount of such overpayment within thirty (30) days.  If Sublandlord and Subtenant determine that Subtenant underpaid its share of Direct Costs, Subtenant shall pay to Sublandlord the amount of such deficiency within thirty (30) days.  If Sublandlord and Subtenant determine that Subtenant overpaid its share of Direct Costs by more than five percent (5%) (after the annual reconciliation has occurred as provided in Section 4(a)(iv)(A) above), Sublandlord shall reimburse Subtenant for the reasonable actual costs of Subtenant’s audit not to exceed Five Thousand Dollars ($5,000.00).

3

(v)            Exclusions.  Notwithstanding the foregoing, in the event any amounts payable by Sublandlord to Master Landlord are (A) due to Subtenant’s breach of any provision of the Master Lease or this Sublease, (B) due to Subtenant’s negligence or willful misconduct, or (C) are for the sole benefit of Subtenant, then such amounts shall not be prorated between Sublandlord and Subtenant and shall be the sole responsibility of Subtenant.

(b)           Payment of Rent.  If the Commencement Date does not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month.  Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof.  All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 14 below.

(c)           Initial Rent.  Notwithstanding any provision of this Sublease to the contrary, upon execution of this Sublease, Subtenant shall deliver to Sublandlord the sum of One Hundred Thousand Dollars ($100,000.00), representing the initial four (4) months’ Base Rent, Master Lease Charges and Direct Costs.  In the event that Subtenant does not exercise the termination right set forth in Section 5 below, Subtenant shall pay to Sublandlord the sum of Thirty-Eight Thousand Six Hundred and 00/100 Dollars ($38,600.00) (the “Catch-up Payment”) on or before August 1, 2008.  In the event that the Sublease is duly terminated in accordance with the provisions of Section 5, below, Subtenant will not be required to pay the Catch-up Payment to Sublandlord.

(d)           Abatement.  In the event of any casualty or condemnation affecting the Sublease Premises, Rent payable by Subtenant shall be abated hereunder for the portion of the Sublease Premises so affected, but only to the extent that Rent under the Master Lease for such portion of the Sublease Premises is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or as expressly provided in Section 26(a) below.

5.             Termination Option.  Subtenant shall have the right terminate this Sublease by giving written notice to Sublandlord on or before July 15, 2008 (the “Notice Date”), in which case this Sublease shall terminate as of July 31, 2008, and Subtenant shall surrender the Sublease Premises to Sublandlord in the condition required by this Sublease on or before such date.  If Subtenant fails to deliver such written notice on or before the Notice Date, Subtenant shall have no further right to terminate this Sublease except as expressly set forth in this Sublease.

4

6.             Security Deposit.  Provided that Subtenant has not exercised its right to terminate this Sublease, on or before the Notice Date, Subtenant shall deposit with Sublandlord the sum of Fifty Thousand Dollars ($50,000.00) as a security deposit (“Security Deposit”).  Subtenant hereby grants to Sublandlord a security interest in the Security Deposit, including, but not limited to, replenishments thereof. If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant’s default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant’s default or breach.  If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) business days after Sublandlord’s written demand.  Subtenant hereby waives any restrictions on the uses to which the Security Deposit may be put that is contained in California Civil Code Section 1950.7 or any successor statute.  Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit.  The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Sublease Premises in the condition required under the terms of this Sublease.

7.             Assignment and Subletting.  Subtenant may not assign, sublet, transfer, pledge, hypothecate or otherwise encumber the Sublease Premises, in whole or in part, or permit the use or occupancy of the Sublease Premises by anyone other than Subtenant , unless Subtenant has obtained Master Landlord’s consent in accordance with Article 14 of the Master Lease and Sublandlord’s consent, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Subtenant may sublease a portion of the Subleased Premises to Embryome Sciences, Inc. (“Embryome”) without the consent of Sublandlord or Master Landlord.  Regardless of Sublandlord’s consent, no subletting or assignment to Embryome or any other party shall release Subtenant of its obligations hereunder.  Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto (“Sublease Bonus Rent”) shall be divided equally between Sublandlord and Subtenant, after payment to Master Landlord of any “Transfer Premium” required to be paid under the Master Lease and deduction of the following actual and reasonable expenses paid to unaffiliated third-parties:  (i) brokerage and marketing fees; (ii) legal fees in connection with execution of the assignment or sublease; and (iii) cost to demise the Sublease Premises.  All such Sublease Bonus Rent shall be determined on a dollars per square foot basis, by aggregating all subrents received by Subtenant and dividing such amount by the total number of square feet of subleased space and subtracting from such amount the Rent per square foot payable by Subtenant for such space.

8.             Condition of Sublease Premises.

(a)           Except as expressly set forth herein, Subtenant agrees that (i) Sublandlord has made no representations or warranties of any kind or nature whatsoever respecting the Sublease Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Sublease Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Sublease Premises for Subtenant’s occupancy.  To the knowledge of Sublandlord’s manager of facilities, all structural elements of the Sublease Premises and all piping, and wiring above the ceilings or otherwise intruding into the Sublease Premises that are servicing other tenants are operating in a good and workmanlike manner and are in material compliance with all applicable statutes, ordinances and regulations.

5

(b)           Sublandlord has not made an independent investigation of the Premises or determination with respect to the physical and environmental condition of the Premises including, without limitation, the existence of any underground tanks, pumps, piping, toxic or hazardous substances on the Premises.  No investigation has been made by Sublandlord to ensure compliance with the “Americans With Disabilities Act” (“ADA”).  ADA may require a variety of changes to the Sublease Premises, including potential removal of barriers to access by disabled persons and provision of auxiliary aids and services for hearing, vision or speech impaired persons.  Subtenant shall rely solely on its own investigations and/or that of a licensed professional specializing in the areas referenced in this Section º8.  Notwithstanding the foregoing, Sublandlord represents and warrants that (i) its corporate counsel has not received any notice from a governmental authority indicating that the Sublease Premises are in violation of any law pertaining to the Sublease Premises; and (ii) the Sublease Premises are not subject to any enforcement or correction order(s) issued by any governmental authority.

9.             Use.  Subtenant may use the Sublease Premises for general office purposes and approved biotechnology laboratory use, as allowed in the Master Lease and this Sublease, and for no other purpose.  Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Sublease Premises, including, but not limited to, the use thereof.  Subtenant shall not use or permit the use of the Sublease Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.  Subtenant acknowledges and agrees that the operation and use of the Sublease Premises may require that Subtenant apply for and receive licenses and/or permits from various federal, state and local governments, and Subtenant covenants and agrees to apply for and receive such licenses and/or permits as are required.  Subtenant shall provide to Sublandlord copies of any such licenses and/or permits to the extent applicable to the Sublease Premises.  Subtenant acknowledges, agrees and covenants that its occupancy, operation and use of such Sublease Premises shall be in accordance with:  (a) all applicable state and federal regulations; (b) all licenses and permits that either Subtenant or Sublandlord has received or receives in the future respecting such Sublease Premises; and (c) all policies and procedures Sublandlord has reasonably promulgated respecting such Sublease Premises.

10.           Furniture and Equipment.  During the term of this Sublease, Subtenant shall have the exclusive right to use the modular work stations, furniture and equipment identified on Exhibit C hereto (“Furniture and Equipment”).  Subtenant shall accept such Furniture and Equipment in its “as-is” condition without any representation or warranty by Sublandlord.  Subtenant’s insurance as required under this Sublease shall include an all risk property insurance policy for the Furniture and Equipment for its full replacement value, and Subtenant shall maintain the Furniture and Equipment during the term hereof in at least the same condition it was in as of the Commencement Date, normal wear and tear excepted.  Provided Subtenant has not terminated this Sublease as provided in Section 4 above, Subtenant shall purchase the Furniture and Equipment at a total cost of Seventy-One Thousand Nine Hundred Ninety-Five Dollars ($71,995.00) (including tax).  Commencing August 1, 2008, Subtenant shall pay Two Thousand Five Hundred Seventy-One and 26/100 Dollars ($2,571.26) per month (each an “Equipment Payment”) to Sublandlord until full payment for the Furniture and Equipment is made to Sublandlord.  Sublandlord shall transfer title to the Furniture and Equipment to Subtenant upon receipt of the full amount of the Equipment Cost pursuant to a written Bill of Sale in a form reasonably acceptable to Subtenant.  If at the expiration or earlier termination of this Sublease, Subtenant has not paid to Sublandlord the entire amount of the Furniture and Equipment Cost, Subtenant shall at Subtenant’s option (i) return the Furniture and Equipment to Sublandlord in the same condition received, ordinary wear and tear excepted, or (ii) pay Sublandlord the remainder of the Equipment Payment and remove the Furniture and Equipment from the Sublease Premises, in which case Sublandlord shall transfer title thereto to Subtenant pursuant to a written Bill of Sale in a form reasonably acceptable to Subtenant.

6

11.           Incorporation of Master Lease; Maintenance and Repair.

(a)           All of the terms and provisions of the Master Lease, except as expressly modified in this Sublease or as provided in subsections (b), (c) and (d) below, are incorporated into and made a part of this Sublease, and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Sublease Premises, the Sublandlord being substituted for the Landlord in the Master Lease, the Subtenant being substituted for the Tenant in the Master Lease provided, however, that the term “Landlord” in the following Paragraphs of the Master Lease (i) shall mean Master Landlord, not Sublandlord:  6.1 (Standard Tenant Services) excepting the last paragraph; 6.4 (Additional Services); 6.5 (Alternate Electric Service of Provider); 7.2 (Maintenance by Landlord); 7.3 (Landlord’s Repairs and Maintenance Obligations); 8.3 (Landlord’s Property); 14 (Assignment and Subletting); 18 (Subordination); 23 (Parking); the first two sentences of 24.8 (Signs); 24.27 (Building Name and Signage); and 26 (Americans with Disabilities Act), and (ii) shall mean both Master Landlord and Sublandlord:  5 (Use); 6.2 (Interruption of Use); 7.4 (Tenant’s Failure to Perform Repairs and Maintenance Obligations); 8.1 (Landlord’s Consent to Alterations); 8.2 (Manner of Construction); 9 (Covenant Against Liens); 10 (Indemnification and Insurance); 17 (Estoppel Certificates); 21 (Compliance with Law); 22 (Entries by Landlord); 24.30 (Landlord Renovations); 27.3 (Tenant’s Environmental Obligations); 27.4 (Environmental Indemnity); 27.5 (Survival); 27.6 (Exculpation); and 28 (Financial Statements).  It is further understood that where reference is made in the Master Lease to the “Premises,” the same shall mean the Sublease Premises as defined herein; where reference is made to the “Commencement Date,” the same shall mean the Commencement Date as defined herein; and where reference is made to the “Lease,” the same shall mean this Sublease.  The parties specifically agree that any provisions relating to any construction obligations of “Landlord” under the Master Lease with respect to construction that occurred or was to have occurred prior to the Commencement Date hereof, are hereby deleted.  Sublandlord shall not be liable to Subtenant for any failure by Master Landlord to perform its obligations under the Master Lease, nor shall such failure by Master Landlord excuse performance by Subtenant of its obligations hereunder; provided, however, that Sublandlord shall use its commercially reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease.  Anything in the Master Lease to the contrary notwithstanding, no personal liability shall at any time be asserted or enforceable by Subtenant against Sublandlord’s stockholders, directors, officers or partners on account of any of Sublandlord’s obligations or actions under this Sublease.

7

(b)           The following Paragraphs of the Master Lease are expressly excluded and not incorporated herein:  1.1 (Real Property, Building, Premises and Complex); 2 (Lease Term); 3 (Base Rent); 4.1 (Additional Rent); 4.4 (Calculation and Payment of Additional Rent); the second sentence of Section 8.1 (regarding roof penetration); 11 (Damage and Destruction); 12 (Condemnation); 13 (Quiet Enjoyment); 20 (Security Deposit and Letter of Credit); the third, fourth and fifth sentences of Article 24.8 (Tenant’s Signs); 24.25 (Brokers); 24.28 (Building Directory); Exhibit A, Exhibit C, and the Summary of Basic Lease Information.

(c)           Except as provided in paragraphs (d) and (e) of this Section, Subtenant hereby assumes and agrees to perform for Sublandlord’s benefit, during the term of this Sublease, all of Sublandlord’s obligations with respect to the Sublease Premises under the Master Lease, except as otherwise provided herein.  In connection with the foregoing, Sublandlord hereby assigns to Subtenant Sublandlord’s rights under any artisan’s, mechanic’s, builder’s, materialman’s, manufacturer’s and other warranties and guaranties to the extent the same relate exclusively to the Sublease Premises and pertain to any matter which Subtenant is obligated to repair or maintain hereunder.  Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease.  Notwithstanding anything to the contrary contained herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease and Master Landlord shall have all rights in respect of the Master Lease and the Premises as set forth therein.

(d)           Subject to Subtenant's obligation under Section 4(a)(iii) to reimburse Sublandlord, in the form of Additional Rent, for the Direct Costs, Sublandlord shall use commercially reasonable efforts to provide to Subtenant the following services on a 24 hour per day, 365 day per day basis:  (i) heating, ventilation or air-conditioning (“HVAC”) service and supplies, maintenance or repairs related to the same; (ii) electrical power and service, supplies, maintenance or repairs related to the same; (iii) water and sewer; and (iv) plumbing service and supplies, maintenance or repairs related to the same; provided, however, in no event shall any failure or interruption of such services be deemed an actual or constructive eviction of Subtenant, entitle Subtenant to any reduction of Rent or result in any liability of Sublandlord to Subtenant except to the extent caused by the gross negligence or willful misconduct of Sublandlord.  If Subtenant elects to use Sublandlord’s janitorial service provider, Subtenant shall coordinate such service, at Subtenant’s cost and with no liability to Sublandlord.  In the event that Sublandlord fails to maintain the HVAC equipment in a reasonable manner within a reasonable time not to exceed two (2) business days after Subtenant provides written notice of such failure to Sublandlord, subject to receipt of Master Landlord’s prior consent to access the roof as provided in Section 7.1 of the Second Amendment to the Master Lease, Subtenant may access the roof in order to repair such HVAC equipment.

(e)           Subject to Subtenant's obligation under Section 4(a)(iii) to reimburse Sublandlord, in the form of Additional Rent, for the Direct Costs, Sublandlord agrees to repair and maintain all items required to be maintained and repaired by the Tenant under the Master Lease; provided, however, that Subtenant shall bear all costs of repairing any damage (excluding ordinary wear and tear) caused by the acts of Subtenant and its employees, agents, invitees, and contractors.

8

12.           Insurance.  Subtenant shall be responsible for compliance with the insurance provisions of the Master Lease, provided, however, any required property insurance as set forth in Section 10.3.2 of the Master Lease shall be required only in connection with the Sublease Premises and Subtenants’ property located therein.  Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds.  All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days’ written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy.  Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.

13.           Default.  In addition to defaults contained in Section 19 of the Master Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder.  If Subtenant’s default causes Sublandlord to default under the Master Lease, Subtenant shall defend, indemnify and hold Sublandlord harmless from all damages, costs (including reasonable attorneys’ fees), liability, expenses or claims to the extent caused by such default.

14.           Notices.  The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:

To Sublandlord at:	Avigen, Inc.
1301 Harbor Bay Parkway
Alameda, California 94502
Attention:  Chief Executive Officer

To Subtenant at:	BioTime, Inc.
1301 Harbor Bay Parkway
Alameda, California 94502
Attention:  Chief Executive Officer

with a copy to:	Richard S. Soroko, Esq.
Lippenberger, Thompson, Welch,
Soroko & Gilbert LLP
201 Tamal Vista Blvd
Corte Madera, California 94925

After Commencement Date:	At the Sublease Premises

15.           Sublandlord’s Obligations.

(a)           To the extent that the provision of any services or the performance of any maintenance or any other act respecting the Sublease Premises, the Premises or Building is the responsibility of Master Landlord (collectively, “Master Landlord Obligations”), upon Subtenant’s request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations; provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease.  It is expressly understood that the services and repairs which are incorporated herein by reference, including, but not limited to, the maintenance of all of the fire protection and life/safety systems, the roof and roof coverings, exterior painting, exterior window cleaning, exterior lighting, parking areas, pavement, landscaping, sprinkler systems, sidewalks, driveways and curbs, as well as maintenance of Project common areas and structural portions of the floors, foundations and exterior and interior load bearing walls and the structural portions of the roof, will in fact be furnished by Master Landlord and not by Sublandlord.  In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or the Sublease Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease; provided, however, that if Sublandlord fails to use reasonable effort to cause Master Landlord to perform within ten (10) business days after receipt of written notice of such failure from Subtenant, Sublandlord agrees that Subtenant may, at Subtenant’s election, exercise such rights as Sublandlord may have to enforce or seek the enforcement of Master Landlord’s obligations under the Master Lease to the extent such obligations of Master Landlord affect the Sublease Premises, all at Subtenant’s expense.

9

(b)           Except as otherwise provided herein, Sublandlord shall have no other obligations to Subtenant with respect to the Sublease Premises or the performance of the Master Landlord Obligations.

16.           Early Termination of Sublease.  Except as expressly set forth in this Section 15, if the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination unless said termination was a result of default by Sublandlord.  To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.

17.           Consent of Master Landlord and Sublandlord.  If Subtenant desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease.  This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

18.           Indemnity.  Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys’ fees, damages, penalties, and expenses (collectively, “Claims”) which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, “Agents”) relating to the use or occupancy of the Sublease Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.

10

19.           Brokers.  Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein.  Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys’ fees) arising from or relating to a breach of the foregoing representation and warranty.

20.           Parking.  Subtenant shall be entitled to eighteen percent (18%) of the parking rights granted to Sublandlord pursuant to the Master Lease.

21.           Financial Statements.  Subtenant shall deliver to Sublandlord a copy of each quarterly report on Form 10-Q and annual report on Form 10-K (“SEC Reports”) filed by Subtenant with the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended.  Such SEC Reports shall be delivered to Sublandlord within ten (10) business days after filing with the SEC.

22.           Surrender of Sublease Premises. In lieu of any obligation or liability set forth in the Master Lease, upon the termination of the Sublease, Subtenant shall surrender the Sublease Premises to Sublandlord free of hazardous materials introduced, discharged, released or placed on the Sublease Premises by Subtenant, broom-clean and in as good a condition as on the Commencement Date, ordinary wear and tear excepted, and except for any repairs or maintenance required to be performed by Sublandlord.  In addition, Subtenant shall remove any alterations, additions and improvements constructed or installed by Subtenant (whether or not made with Sublandlord’s consent), prior to the termination of the Sublease and restore the Sublease Premises to its prior condition, ordinary wear and tear excepted, repairing all damage caused by or related to any such removal, all at Subtenant’s expense.  Any property of Subtenant not removed hereunder shall be deemed, at Sublandlord’s option, to be abandoned by Subtenant and Sublandlord may store such property in Subtenant’s name at Subtenant’s expense, and/or dispose of the same in any manner permitted by law.

23.           No Third Party Rights.  The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns.  Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.

24.           Quiet Enjoyment.  Subtenant shall peacefully have, hold and enjoy the Sublease Premises, subject to the terms and conditions of this Sublease and subject to the Master Lease, provided that Subtenant pays all rent and performs all of Subtenant’s covenants and agreements contained herein.

25.           Counterparts; Entire Agreement; Amendment.  This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.  This Sublease represents the entire agreement of Sublandlord and Subtenant with respect to the subject matter hereof.  This Sublease may not be amended except by a written instrument executed by both parties hereto.

11

26.           Damage and Destruction.

(a)           Termination of Master Lease.  If the Sublease Premises is damaged or destroyed and Master Landlord or Sublandlord exercises any option either may have to terminate the Master Lease, if any, this Sublease shall terminate as of the date of the casualty.  In the event of any such termination by Sublandlord, Sublandlord shall use good faith efforts, at no cost to Sublandlord, to assist  Subtenant to enter into a direct lease with Master Landlord (at Master Landlord’s sole discretion) if Subtenant so desires.  If the Master Lease imposes any repair or restoration obligation on Sublandlord, Subtenant shall be responsible for all such obligations as they relate to the Sublease Premises.  In the event that after a damage or destruction of the Sublease Premises, where the time estimated to restore the Sublease Premises exceeds 180 days, Subtenant and Sublandlord shall each have the right to terminate this Sublease on written notice to given to the other party within thirty (30) days after determination of the amount of time to restore the Sublease Premises, which termination shall be effective as of the date of the casualty.

(b)           Continuation of Sublease.  If the Master Lease or this Sublease is not terminated following any damage or destruction as provided in subsection (a) above, this Sublease shall remain in full force and effect, and Rent shall be abated in accordance with Section 4(d) of this Sublease.

27.           Eminent Domain.  If all or any part of the Sublease Premises is condemned by eminent domain, inversely condemned or sold in lieu of condemnation, for any public or a quasi-public use or purpose, this Sublease may be terminated as of the date of title vesting in such proceeding by Sublandlord, without first obtaining the consent of Subtenant.

28.           Estoppel Certificates.  Subtenant or Sublandlord, within ten (10) business days of each request by the other to do so, shall each execute and deliver to the other estoppel certificate(s), (i) certifying that this Sublease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Sublease, as so modified, is in full force and effect and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to its knowledge, any uncured defaults on the part of the other party hereunder, or stating the nature of defaults if such exist, and (iii) evidencing the status of the Sublease, as may be reasonably required either by a prospective or actual lender making a loan to Sublandlord or Subtenant

29.           Signage. Subtenant shall be entitled, at its sole cost and expense, to one (1) identification sign outside of the Sublease Premises on the floor on which the Sublease Premises are located.  The location, quality, design, style, lighting and size of such sign shall be consistent with the Master Landlord's Building standard signage program and shall be subject to Master Landlord's prior written approval, in accordance with the terms of the Master Lease and Sublandlord’s approval, not to be unreasonably withheld, conditioned or delayed.  Upon the expiration or earlier termination of this Sublease, Subtenant shall be responsible, at its sole cost and expense, for the removal of its signage and the repair of all damage to the Building caused by such removal.  Except for such identification sign, Subtenant may not install any signs on the exterior or roof of the Building or the Common Areas of the Building, the Complex or the Real Property without the approval of the Master Landlord and Sublandlord.  Any signs, window coverings, or blinds (even if the same are located behind the Master Landlord approved window coverings for the Building), or other items visible from the exterior of the Sublease Premises or Building are subject to the prior approval of Master Landlord, in its sole and absolute discretion.

12

In Witness Whereof, the parties have executed this Sublease as of the date first written above.

Sublandlord:	Avigen, Inc.,
a Delaware corporation

By: /s/ Andrew A. Sauter
Name: Andrew A. Sauter
Title: Chief Financial Officer

Subtenant:	BioTime, Inc.,
a California corporation

By: /s/ Robert W. Peabody
Name: Robert W. Peabody
Title: Sr.V.P. & COO

13

Exhibit  A

Master Lease

OFFICE LEASE

PARKWAY CENTER

ALAMEDA, CALIFORNIA

LINCOLN-RECP EMPIRE OPCO, LLC,

A DELAWARE LIMITED LIABILITY COMPANY

AS LANDLORD,

AND

AVIGEN, INC.,

A DELAWARE CORPORATION

AS TENANT

EXHIBITS

Exhibit A -- Outline of Floor Plan of Premises

Exhibit B -- [Intentionally omitted.]

Exhibit C -- Amendment to Lease

Exhibit D -- Rules and Regulations

Exhibit E -- Form of Tenant's Estoppel Certificate

i

PARKWAY CENTER
SUMMARY OF BASIC LEASE INFORMATION

This Summary of Basic Lease Information ("SUMMARY") is hereby incorporated into and made a part of the attached Office Lease. Each reference in the Office Lease to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Office Lease, the terms of the Office Lease shall prevail. Any capitalized terms used Summary and not otherwise defined herein shall have the meaning as set forth in the Office Lease.

TERMS OF LEASE		DESCRIPTION
(References are to the Office Lease)
1.	DATE:	November 2, 2000

2	LANDLORD:	LINCOLN-RECP EMPIRE OPCO, LLC,
a Delaware limited liability company

3.	ADDRESS OF LANDLORD'S AGENT	Legacy Partners Commercial, Inc.,
	(SECTION 24.19):	101 Lincoln Centre Drive
Foster City, California 94404
Attn: Mack Laney, Sr. Vice President Operations

with a copy to:
Legacy Partners Commercial, Inc.,
1411 Harbor Bay Parkway, Suite 1000
Alameda, California 94502
Attn: Property Manager

4.	TENANT:	AVIGEN, INC.,
a Delaware corporation

5.	ADDRESS OF TENANT:	1301 Harbor Bay Parkway
	(SECTION 24.19):	Alameda, California 94502
Attention: Thomas J. Paulson
(Prior to Lease Commencement Date)

and

1301 Harbor Bay Parkway
Alameda, California 94502
Attention: Thomas J. Paulson
(After Lease Commencement Date)

6.	PREMISES, BUILDING AND COMPLEX
(ARTICLE 1):

	6.1 PREMISES:	Subject to Article 2, approximately 67,482 rentable square feet of space located on the first and second floors of the Building, as set forth in Exhibit A attached hereto.

	6.2 BUILDING: rentable square feet.	Approximately 67,482 rentable square feet.

	6.3 COMPLEX:	Parkway Center; Approximately 463,860

	6.4 PREMISES ADDRESS:	1301 Harbor Bay Parkway
Alameda, California 94502
Floor(s) upon which the Premises are located: First and Second

7.	TERM:

	7.1 LEASE TERM:	Ten (10) years and Zero (0) months.

	7.2 LEASE COMMENCEMENT DATE:	December 1, 2000

	7.3 LEASE EXPIRATION DATE:	The last day of the Term of the Lease shall be November 30, 2010, subject to the provisions of Article 2.

7.4 AMENDMENT TO LEASE:
Landlord and Tenant shall confirm the Lease Commencement Date and Lease Expiration Date in an Amendment to Lease (Exhibit "C"), which may be required to be executed pursuant to Article 2 of the Office Lease.

ii

8. BASE RENT (ARTICLE 3):

TERM	SQUARE FEET	ANNUAL RENTAL RATE PER RENTABLE SQUARE FOOT	MONTHLY INSTALLMENT OF BASE RENT

12/1/00 -- 11/30/01	34,537	$24.00	$69,074.00

12/1/01 -- 11/30/02	34,537	$24.72	$71,146.22

12/1/02 -- 12/31/02	34,537	$25.44	$73,218.44

1/1/03 -- 11/30/03	67,482	$25.44	$143,061.84

12/1/03 -- 11/30/04	67,482	$26.28	$147,785.58

12/1/04 -- 11/30/05	67,482	$27.00	$151,834.50

12/1/05 -- 11/30/06	67,482	$27.84	$156,558.24

12/1/06 -- 11/30/07	67,482	$28.68	$161,281.98

12/1/07 -- 11/30/08	67,482	$29.52	$166,005.72

12/1/08 -- 11/30/09	67,482	$30.36	$170,729.46

12/1/09 -- 11/30/10	67,482	$31.32	$176,128.02

Base Rent for the "Remaining Premises" (as defined in Article 2 below) shall be payable from the "RP Commencement Date" (as defined in Article 2 below) through December 31, 2002, in accordance with the following schedule:

TERM	REMAINING PREMISES SQUARE FEET	REMAINING PREMISES --ANNUAL RENTAL RATE PER RENTABLE SQUARE FOOT	MONTHLY INSTALLMENT OF BASE RENT

10/1/01 -- 5/31/02	32,945	$18.24	$50,076.40

6/1/02 -- 12/31/02	32,945	$19.08	$52,382.55

	ADVANCE RENT (SECTION 3.1):	Sixty-nine Thousand Seventy-four Dollars
($69,074.00)

9.	ADDITIONAL RENT (ARTICLE 4):

	9.1 BASE YEAR FOR TENANT'S SHARE OF DIRECT EXPENSES	Calendar year 2001

	9.3 TENANT'S SHARE OF DIRECT EXPENSES FOR THE PREMISES	100% of the Building.
14.55% of the Complex.

10.	SECURITY DEPOSIT (ARTICLE 20):	One Hundred Fifty Thousand Dollars
($150,000.00)

11.	PARKING (ARTICLE 23):	One hundred fourteen (114) unreserved parking spaces, subject to adjustment per Article 23

12.	BROKERS (SECTION 24.35):	Aegis Realty Partners for Tenant
Cushman Realty Corporation for Landlord

13.	EXHIBITS:	A through E, inclusive and attached hereto.

iii

PARKWAY CENTER

OFFICE LEASE

This Office Lease, which includes the preceding Summary attached hereto and incorporated herein by this reference (the Office Lease and Summary to be known sometimes collectively hereafter as the "Lease"), dated as of the date set forth in Section 1 of the Summary, is made by and between LINCOLN-RECP EMPIRE OPCO, LLC, a Delaware limited liability company ("Landlord"), and AVIGEN, INC., a Delaware corporation ("Tenant").

ARTICLE 1 - REAL PROPERTY, BUILDING, PREMISES AND COMPLEX

1.1 REAL PROPERTY, BUILDING, PREMISES AND COMPLEX. Upon and subject to the terms, covenants and conditions hereinafter set forth in this Lease, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises set forth in Section 6 of the Summary (the "Premises"), which Premises are part of the building (the "Building") specified in Section 6 of the Summary, and, as applicable, which Building is part of the Complex ("Complex") specified in Section 6 of the Summary. The outline of the floor plan of the Premises is set forth in Exhibit A attached hereto. The Building, the Building's parking facility ("Building Parking Facility"), any outside plaza areas, land and other improvements surrounding the Building which are designated from time to time by Landlord as "Common Areas" appurtenant to or servicing the Building and/or the Complex, and the land upon which any of the foregoing are situated, are herein sometimes collectively referred to as the "Real Property." Landlord and Tenant hereby agree that for purposes of this Lease, as of the Lease Date, the rentable square footage area of the Premises, the Building, and the Complex shall be deemed to be the number of rentable square feet specified in Section 6 of the Summary which number of rentable square feet for the Premises includes an apportionment made by Landlord of a pro rata share of the core of the Building, corridors, lobbies and other portions of the "Common Areas" within the Building attributable to the Premises being leased by Tenant hereunder. Tenant is hereby granted the right to the non-exclusive use of the common corridors and hallways, stairwells, elevators, restrooms and other public or common areas located on the Real Property (the "Common Areas"); provided, however, that the manner in which such public and Common Areas are maintained and operated shall be at the sole discretion of Landlord (but in a good condition, comparable to the condition of other comparable buildings in the vicinity of the Complex) and the use thereof shall be subject to such reasonable rules, regulations and restrictions as Landlord may make from time to time. Landlord reserves the right to make alterations or additions to or to change the location of elements of the Real Property and the Common Areas thereof, subject to the condition that exercise of any of such rights shall not unreasonably interfere with Tenant's use of the Premises, or decrease the number of Tenant's parking spaces below the minimum number set forth herein. Tenant hereby acknowledges and agrees that Landlord has informed Tenant that, as of the date hereof, Landlord presently owns five (5) of the eight (8) buildings situated within the Complex.

1.2 CONDITION OF PREMISES. No representations or warranties of any kind, express or implied, respecting the condition of the Premises, Building, Complex or Real Property have been made by Landlord or any agent of Landlord to Tenant, except as expressly set forth herein. Tenant acknowledges that it has had an opportunity to thoroughly inspect the condition of the Premises, and Tenant accepts the Premises in the existing "AS IS" condition on the date hereof. Tenant acknowledges and agrees that neither Landlord nor any of Landlord's agents, representatives or employees has made any representations as to the suitability, fitness or condition of the Premises for the conduct of Tenant's business or for any other purpose. Any exception to the foregoing provisions must be made by express written agreement by both parties. Notwithstanding anything to the contrary in this Lease, Landlord warrants that on the commencement of the term hereof, the Premises shall be "broom-clean" and the Building and the Systems and Equipment, shall be in good working order, condition, and repair, and free from material defects.

ARTICLE 2 - LEASE TERM

The terms and provisions of this Lease shall be effective as of the date of this Lease except for the provisions of this Lease relating to the payment of Rent or any obligations to maintain, repair or comply with laws. The term of this Lease (the "Lease Term") shall be as specified in Section 7.1 of the Summary and shall commence on the date (the "Lease Commencement Date") specified in Section 7.2 of the Summary, and shall terminate on the date (the "Lease Expiration Date") set forth in Section 7.3 of the Summary, unless this Lease is sooner terminated as hereinafter provided. Notwithstanding the foregoing, Tenant hereby acknowledges that as of the Lease Date, the Premises are presently being occupied by RESOURCE/PHOENIX, INC., a California corporation (the "Existing Tenant") under a sublease from PEOPLESOFT USA, INC., a Delaware corporation ("PeopleSoft"). Landlord's delivery to Tenant of possession of the Premises by the Lease Commencement Date is contingent upon (i) Landlord entering into lease termination agreements with the Existing Tenant and with PeopleSoft satisfactory to Landlord, and (ii) the Existing Tenant vacating the Premises and surrendering possession thereof to Landlord by the Lease Commencement Date; provided that Landlord shall use commercially reasonable efforts to enter into such lease termination agreements and cause Existing Tenant to vacate the Premises and surrender possession thereof to Landlord by the Lease Commencement Date. Landlord anticipates that Landlord will be able to deliver approximately 34,537 rentable square feet of the Premises on the ground floor of the Building (the "Initial Premises") to Tenant on or about the Lease Commencement Date; the balance of the Premises on the second floor of the Building comprising approximately 32,945 rentable square feet (the "Remaining Premises") is anticipated to be delivered to Tenant on or about October 1, 2001 (the "RP Commencement Date"). If Landlord, for any reason whatsoever, cannot deliver possession of the Initial Premises to Tenant on the Lease Commencement Date, Landlord shall not be subject to any liability nor shall the validity of the Lease be affected; provided, the Term of this Lease and the obligation to pay Rent or any obligations to maintain, repair or comply with laws shall commence on the date possession is actually tendered to Tenant and the Lease Expiration Date shall be extended commensurately. If Landlord, for any reason, cannot deliver possession of the Remaining Premises to Tenant on the RP Commencement Date (in the condition that exists on the day after the Existing Tenant vacates the Remaining Premises) without any improvements, alterations, repairs, refurbishment or other modifications being made thereto (except as may be necessary to satisfy the requirements of Section 1.2 above), Landlord shall not be subject to any liability nor shall the validity of this Lease be affected; provided the RP Commencement Date shall be extended commensurately by the period of time Landlord is delayed in so delivering possession of the Remaining Premises to Tenant without any improvements, alterations, repairs, refurbishment or other modifications being made thereto. For purposes of this Lease, the term "Lease Year" shall mean each consecutive twelve (12) month period during the Lease Term, provided that the last Lease Year shall end on the Lease Expiration Date. If the Lease Commencement Date, the RP Commencement Date and/or the Lease Expiration Date of this Lease is other than the Lease Commencement Date, the RP Commencement Date and/or Lease Expiration Date specified in Section 7 of the Summary, then at any time during the Lease Term, Landlord may deliver to Tenant an Amendment to Lease in substantially the form as set forth in Exhibit C, attached hereto, wherein the parties shall specify the actual Lease Commencement Date, RP Commencement Date, Lease Expiration Date and the dates on which Tenant is to commence paying Rent for the Initial Premises and the Remaining Premises, respectively, and which document Tenant shall execute and return to Landlord within five (5) days of receipt thereof. The word "Lease Term" whenever used herein refers to the initial term of this Lease and any valid extension(s) thereof. Notwithstanding the definition of Premises set forth in Section 6.1 of the Summary, the Premises as used herein shall only refer to that portion of the Building which has been delivered to Tenant.

ARTICLE 3 - BASE RENT

3.1 INITIAL PREMISES RENT COMMENCEMENT DATE. Tenant shall pay, without notice or demand, to Landlord or Landlord's agent at the management office of the Complex, or at such other place as Landlord may from time to time designate in writing, in currency or a check for currency which, at the time of payment, is legal tender for private or public debts in the United States of America, base rent ("Base Rent") as set forth in Section 8 of the Summary, payable in equal monthly installments as specified in Section 8 of the Summary as and when required pursuant to the terms of this Article 3 and thereafter in advance on or before the first day of each and every month during the Lease Term, without any abatement, setoff or deduction whatsoever, except as expressly set forth herein. Tenant's obligation to commence payment of Base Rent for the Initial Premises shall commence on the Lease Commencement Date. The Base Rent for the first full month of the Lease Term (the "Advance Rent"), as set forth in Section 8 of the Summary, shall be paid at the time of Tenant's execution of this Lease. The Base Rent for any fractional part of a calendar month at the commencement or termination of the Lease Term shall be a prorated amount of the Base Rent for a full calendar month based upon the number of days of such month. All other payments or adjustments required to be made under the terms of this Lease that require proration on a time basis shall be prorated on the same basis.

ARTICLE 4 - ADDITIONAL RENT

4.1 ADDITIONAL RENT. For the period commencing on the Lease Commencement Date and continuing through December 31, 2001 Tenant shall not be required to pay "Direct Expenses", as defined in Section 4.3.3 of this Lease. Commencing January 1, 2002, and continuing throughout the balance of the Lease Term, Tenant shall pay as additional rent the "Tenant's Share", as defined in Section 4.3.8, of Direct Expenses, which are in excess of the amount of Direct Expenses incurred during the "Base Year," as that term is defined in Section 4.3.1 of this Lease. Such additional rent, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease (including, without limitation, pursuant to Article 6), shall be hereinafter collectively referred to as the "Additional Rent." The Base Rent and Additional Rent are herein collectively referred to as the "Rent." All amounts due under this Article 4 as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent provided for in this Article 4 which is properly attributable to the Lease Term shall survive the expiration or earlier termination of the Lease Term.

4.2 [INTENTIONALLY DELETED.]

4.3 DEFINITIONS. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.3.1 "Base Year" shall mean the calendar year set forth in

Section 9.1 of the Summary.

4.3.2 "Calendar Year" shall mean each calendar year in which any portion of the Lease Term falls, through and including the calendar year in which the Lease Term expires.

4.3.3 "Direct Expenses" shall mean "Operating Expenses" and "Tax Expenses."

4.3.4 "Expense Year" shall mean each Calendar Year, provided that Landlord, upon notice to Tenant, may change the Expense Year from time to time to any other twelve (12) consecutive-month period, and, in the event of any such change, Tenant's Share of Direct Expenses shall be equitably adjusted by Landlord for any Expense Year involved in any such change; provided further that any such change shall not increase in the aggregate the amount of Direct Expenses payable by Tenant throughout the Lease Term.

4.3.5 "Operating Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any Expense Year in excess of the amount of said expenses for the Base Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Building, Complex and Real Property, including, without limitation, any amounts paid for: (i) the cost of supplying all utilities (subject to the provisions of Section 6.7), the cost of operating, maintaining, repairing, renovating and managing the utility systems, mechanical systems, sanitary and storm drainage systems, any elevator systems and all other "Systems and Equipment" (as defined in Section 4.3.6 of this Lease), and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses, and the costs incurred in connection with implementation and operation of any transportation system management program or similar program required by any governmental authority; (iii) the cost of insurance carried by Landlord, in such amounts as Landlord may reasonably determine or as may be required by any mortgagees or the lessor of any underlying or ground lease affecting the Real Property, the Complex and/or the Building, including any commercially reasonable deductibles; (iv) the cost of landscaping, relamping, supplies, tools, equipment and materials, and all fees, charges and other costs (including consulting fees, legal fees and accounting fees) incurred in connection with the management, operation, repair and maintenance of the Building, the Complex and Real Property; (v) the cost of parking area repair, restoration, and maintenance; (vi) any equipment rental agreements or management agreements (including the cost of any management fee and the fair rental value of any office space provided thereunder); (vii) wages, salaries and other compensation and benefits of all persons directly engaged (whether or not 100% of such person's efforts are devoted to this Building, Complex and Real Property, provided that only the portion attributable to this Building, Complex and Real Property shall be included in Operating Expenses) in the operation, management, maintenance or security of the Building, the Complex and the Real Property, and employer's Social Security taxes, unemployment taxes or insurance, and any other taxes which may be levied on such wages, salaries, compensation and benefits; (viii) payments under any easement, license, operating agreement, declaration, restrictive covenant, underlying or ground lease (excluding rent), or instrument pertaining to the sharing of costs by the Building, Complex or Real Property; (ix) the cost of janitorial service, alarm and security service (if any security service is provided by Landlord), window cleaning, trash removal, replacement of wall and floor coverings, ceiling tiles and fixtures in lobbies, corridors, restrooms and other common or public areas or facilities, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing; (x) any and all levies, charges, fees and/or assessments payable to any applicable owner's association and/or condominium association with respect to the Complex; (xi) amortization (including interest on the unamortized cost) of the cost of acquiring or the rental expense of personal property used in the maintenance, operation and repair of the Building, Complex and Real Property; and (xii) the cost of any capital improvements or other costs (I) which are intended as a labor-saving device or to effect other economies in the operation or maintenance of the Building, Complex and Real Property, to the extent that the same result in savings, and (II) made to the Building, Complex or Real Property after the Lease Commencement Date that are required under any governmental law or regulation adopted subsequent to the Commencement Date, or (III) which are reasonably determined by Landlord to be in the best interests of the Building, the Complex and/or the Real Property; provided, however, that if any such cost described in (I), (II) or (III) above, is a capital expenditure, such cost shall be amortized (including interest on the unamortized cost) over its estimated useful life as Landlord shall reasonably determine, which estimated useful life shall be comparable to that used by landlords of comparable buildings in the vicinity of the Complex. If Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Operating Expenses) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Expenses shall be deemed to be increased by an amount equal to the additional Operating Expenses which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. If the Building or the Complex is not fully occupied during all or a portion of any Expense Year (including the Base Year), Landlord shall make an appropriate adjustment to the variable components of Operating Expenses for such year or applicable portion thereof, employing sound accounting and management principles, to determine the amount of Operating Expenses that would have been paid had the Building and/or the Complex been fully occupied; and the amount so determined shall be deemed to have been the amount of Operating Expenses for such year, or applicable portion thereof. Landlord shall have the right, from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Building and/or the Complex (the "Cost Pools"). Such Cost Pools may include, without limitation, the office space tenants and retail space tenants of the Building and/or the Complex. Notwithstanding anything to the contrary set forth in this Lease, solely for the purpose of calculating the amount of the Operating Expenses attributable to the Base Year, the term Operating Expenses shall exclude any costs of any capital improvements or expenditures (including all costs of a capital nature in any manner arising from the deregulation of utilities)and any market-wide labor-rate increases due to extraordinary circumstances, including, but not limited to, boycotts and strikes, and utility rate increases due to extraordinary circumstances including, but not limited to, conservation surcharges, boycotts, embargoes or other shortages.

Notwithstanding the foregoing, Operating Expenses shall not, however, include: (A) costs of leasing commissions, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective tenants or other occupants of the Building or the Complex; (B) costs (including permit, license and inspection costs) incurred in renovating or otherwise improving, decorating or redecorating rentable space for other tenants or vacant rentable space; (C) costs incurred due to the actual violation by Landlord of the terms and conditions of any lease of space in the Building or the Complex; (D) costs of overhead or profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in or in connection with the Building or the Complex to the extent the same exceeds the costs of overhead and profit increment included in the costs of such services which could be obtained from third parties on a competitive basis; (E) except as otherwise specifically provided in this Section 4.3.5, costs of interest on debt or amortization on any mortgages, and rent payable under any ground lease of the Complex and/or Real Property; (F) The cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with that tenant; (G) Costs of a capital nature, except as expressly provided in subsection (xii) above; (H) unless due to any fault or breach by Tenant, any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, this Lease or any other lease in the Property, or due to Landlord's gross negligence or willful misconduct; (I) Management costs to the extent they exceed 5% of Rent; (J) The cost of correcting any building code or other violations which were violations prior to the Commencement Date; and (K) Costs associated with the investigation and/or remediation of Hazardous Materials (hereafter defined) present in, on or about any portion of the Project, unless such costs and expenses are the responsibility of Tenant as provided in Section 27 hereof, in which event such costs and expenses shall be paid solely by Tenant in accordance with the provisions of Section 27 hereof. Additionally, in no event shall Operating Expenses for any calendar year (or portion thereof) be less than the component of Operating Expenses comprising a portion of the Base Year.

4.3.6 "Systems and Equipment" shall mean any plant, machinery, transformers, duct work, cable, wires, and other equipment, facilities, and systems designed to supply heat, ventilation, air conditioning and humidity or any other services or utilities, or comprising or serving as any component or portion of the electrical, gas, steam, plumbing, sprinkler, communications, alarm, security, or fire/life safety systems or equipment, or any other mechanical, electrical, electronic, computer or other systems or equipment which serve the Building in whole or in part.

4.3.7 "Tax Expenses" shall mean all federal, state, county, or local governmental or municipal taxes, fees, assessments, charges or other impositions of every kind and nature, whether general, supplemental, special, ordinary or extraordinary, (including, without limitation, real estate taxes, general and special assessments, transit assessments, fees and taxes, child care subsidies, fees and/or assessments, job training subsidies, fees and/or assessments, open space fees and/or assessments, housing subsidies and/or housing fund fees or assessments, public art fees and/or assessments, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Real Property), which Landlord shall pay during any Expense Year because of or in connection with the ownership, leasing and operation of the Complex and Real Property or Landlord's interest therein.

4.3.7.1 Tax Expenses shall include, without limitation:

(i) Any tax on Landlord's rent, right to rent or other income from the Complex and/or the Real Property or as against Landlord's business of leasing any of the Complex or the Real Property;

(ii) Any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election ("Proposition 13") and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Tenant and Landlord that all such new and increased assessments, taxes, fees, levies, and charges and all similar assessments, taxes, fees, levies and charges be included within the definition of Tax Expenses for purposes of this Lease;

(iii) Any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the rent payable hereunder, including, without limitation, any gross income tax upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv) Any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(v) Any reasonable expenses incurred by Landlord in attempting to protest, reduce or minimize Tax Expenses.

4.3.7.2 In no event shall the Tax Expenses for any Expense Year be less than the amount of Tax Expenses for the Base Year.

4.3.7.3 Notwithstanding anything to the contrary contained in this Section 4.3.7, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state net income taxes, and other taxes to the extent applicable to Landlord's net income (as opposed to rents, receipts or income attributable to operations at the Building, Complex or Real Property), (ii) any items included as Operating Expenses, (iii) any costs, fines or penalties payable by Landlord as a result of any delinquent payment of a Tex Expense, unless due to a fault or breach by Tenant, and (iv) any items paid by Tenant under Section 4.5 of this Lease.

4.3.8 "Tenant's Share" shall mean the percentage(s) set forth in

Section 9.3 of the Summary. The Tenant's Share for the Building was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Building. In the event either the rentable square feet of the Premises and/or the total rentable square feet of the Building is changed, the Tenant's Share for the Building shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, the Tenant's Share for the Building for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share for the Building was in effect. The Tenant's Share for the Complex was calculated by multiplying the number of rentable square feet of the Premises by 100 and dividing the product by the total rentable square feet in the Complex. In the event either the rentable square feet of the Building and/or the total rentable square feet of the Complex is changed, the Tenant's Share for the Complex shall be appropriately adjusted, and, as to the Expense Year in which such change occurs, the Tenant's Share for the Complex for such year shall be determined on the basis of the number of days during such Expense Year that each such Tenant's Share for the Complex was in effect. Landlord represents that the rentable square footage of the Premises, Building and Complex were all measured by the same methodology.

4.4 CALCULATION AND PAYMENT OF ADDITIONAL RENT.

4.4.1 CALCULATION OF EXCESS. If for any Expense Year ending or commencing within the Lease Term, Tenant's Share of Direct Expenses for such Expense Year exceeds Tenant's Share of Direct Expenses for the Base Year, then Tenant shall pay to Landlord, in the manner set forth in Section 4.4.2, below, and as Additional Rent, an amount equal to the excess (the "Excess").

4.4.2 STATEMENT OF ACTUAL DIRECT EXPENSES AND PAYMENT BY TENANT.

4.4.2.1 Landlord shall endeavor to give to Tenant on or before the first day of the sixth month following the end of each Calendar Year, a statement (the "Statement") which shall state the Direct Expenses incurred or accrued for such preceding Expense Year, and which shall indicate the amount, if any, of any Excess. Upon receipt of the Statement for each Expense Year ending during the Lease Term, if an Excess is present, Tenant shall pay, with its next installment of Base Rent due, the full amount of the Excess for such Expense Year, less the amounts, if any, paid during such Expense Year as "Estimated Excess," as that term is defined in Section 4.4.3 of this Lease. In the event that the amount paid by Tenant during such Expense Year as an Estimated Excess exceeds the actual Direct Expenses, Landlord shall remit such difference to Tenant within thirty (30) days. The failure of Landlord to timely furnish the Statement for any Expense Year shall not prejudice or prevent Landlord from enforcing its rights under this Article 4. Even though the Lease Term has expired and Tenant has vacated the Premises, when the final determination is made of Tenant's Share of the Direct Expenses for the Expense Year in which this Lease terminates, if an Excess is present, Tenant shall immediately pay to Landlord an amount as calculated pursuant to the provisions of Section 4.4.1 of this Lease, and any overpayment by Tenant shall be returned to Tenant within thirty (30) days.

4.4.2.2 After delivery to Landlord of at least thirty (30) days' prior written notice, Tenant, at its sole cost and expense through any accountant designated by it, shall have the right to examine and/or audit the books and records evidencing such costs and expenses for the previous one (1) calendar year, during Landlord's reasonable business hours but not more frequently than once during any calendar year. Any such accounting firm designated by Tenant may not be compensated on a contingency fee basis. The results of any such audit (and any negotiations between the parties related thereto) shall be maintained strictly confidential by Tenant and its accounting firm and shall not be disclosed, published or otherwise disseminated to any other party other than to Landlord and its authorized agents. Landlord and Tenant each shall use its best efforts to cooperate in such negotiations and to promptly resolve any discrepancies between Landlord and Tenant in the accounting of such costs and expenses. If through such audit it is conclusively determined that there is a discrepancy of more than seven percent (7%) of the total expenses, then Landlord shall reimburse Tenant for Tenant's reasonable out-of-pocket accounting costs and expenses incurred by Tenant in performing such audit. However, if through such audit it is conclusively determined that there is a discrepancy of seven percent (7%) or less, then Tenant shall reimburse Landlord for the reasonable out-of-pocket costs and expenses incurred by Landlord in connection with such audit.

4.4.2.3 The provisions of this Section 4.4.2 shall survive the expiration or earlier termination of the Lease Term.

4.4.3 STATEMENT OF ESTIMATED DIRECT EXPENSES. In addition, Landlord shall endeavor to give Tenant a yearly expense estimate statement (the "Estimate Statement") which shall set forth Landlord's reasonable estimate (the "Estimate") of what the total amount of Direct Expenses for the then-current Expense Year, beginning with calendar year 2002, shall be and the estimated Excess (the "Estimated Excess") as calculated by comparing Tenant's Share of Direct Expenses, which shall be based upon the Estimate, to Tenant's Share of Direct Expenses for the Base Year. The failure of Landlord to timely furnish the Estimate Statement for any Expense Year shall not preclude Landlord from enforcing its rights to collect any Estimated Excess under this Article 4. Commencing January 1, 2002, if pursuant to the Estimate Statement an Estimated Excess is calculated for the then-current Expense Year, Tenant shall pay, with its next installment of Base Rent due, a fraction of the Estimated Excess for the then-current Expense Year (reduced by any amounts paid pursuant to the last sentence of this Section 4.4.3). Such fraction shall have as its numerator the number of months which have elapsed in such current Expense Year to the month of such payment, both months inclusive, and shall have twelve (12) as its denominator. Until a new Estimate Statement is furnished, Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the total Estimated Excess set forth in the previous Estimate Statement delivered by Landlord to Tenant.

4.5 TAXES AND OTHER CHARGES FOR WHICH TENANT IS DIRECTLY RESPONSIBLE. Tenant shall reimburse Landlord upon demand for any and all taxes or assessments required to be paid by Landlord (except to the extent included in Tax Expenses by Landlord), excluding state, local and federal personal or corporate income taxes measured by the net income of Landlord from all sources, and estate and inheritance taxes, whether or not now customary or within the contemplation of the parties hereto, when:

4.5.1 Said taxes are measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, to the extent the cost or value of such leasehold improvements exceeds the cost or value of a building standard build-out as determined by Landlord regardless of whether title to such improvements shall be vested in Tenant or Landlord;

4.5.2 Said taxes are assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Complex and Real Property (including the Building Parking Facility); or

4.5.3 Said taxes are assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.6 LATE CHARGES. If any installment of Rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee by the due date therefor, then Tenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any attorneys' fees incurred by Landlord by reason of Tenant's failure to pay Rent and/or other charges when due hereunder. The late charge shall be deemed Additional Rent and the right to require it shall be in addition to all of Landlord's other rights and remedies hereunder, at law and/or in equity and shall not be construed as liquidated damages or as limiting Landlord's remedies in any manner. In addition to the late charge described above, any Rent or other amounts owing hereunder which are not paid by the date that they are due shall thereafter bear interest until paid at a rate (the "Interest Rate") equal to the lesser of (i) the "Prime Rate" or "Reference Rate" announced from time to time by the Bank of America (or such reasonable comparable national banking institution as selected by Landlord in the event Bank of America ceases to exist or publish a Prime Rate or Reference Rate), plus four percent (4%), or (ii) the highest rate permitted by applicable law. If a late charge or other charge becomes payable for any three (3) installments of Rent within any twelve (12) month period, then Landlord, at Landlord's sole option, can either require the Rent be paid quarterly in advance, or be paid monthly in advance by cashier's check or by electronic funds transfer.

ARTICLE 5 - USE OF PREMISES

Tenant shall use the Premises solely for general office purposes consistent with the character of the Building of a high quality nature and approved biotechnology laboratory use, to the extent permitted by the City of Alameda and all governmental authorities having jurisdiction thereof, and Tenant shall not use or permit the Premises to be used for any other purpose or purposes whatsoever. Tenant further covenants and agrees that it shall not use, or suffer or permit any person or persons to use, the Premises or any part thereof for any use or purpose contrary to the provisions of Exhibit D, attached hereto, or in violation of the laws of the United States of America, the state in which the Building is located, or the ordinances, regulations or requirements of the local municipal or county governing body or other lawful authorities having jurisdiction over the Building. Tenant shall not violate any provisions of any ground or underlying leases, now or hereafter affecting the Building, Complex and/or Real Property. Tenant shall also not violate any documents, matters or instruments, including without limitation, any declarations of covenants, conditions and restrictions, and any supplements thereto, each of which has been or hereafter is recorded in any official or public records with respect to the Premises, Building, Complex and/or Real Property, or any portion thereof. Tenant agrees to, and does hereby, assume full and complete responsibility to ensure that the Premises are adequate to fully meet the needs and requirements of Tenant's intended operations of its business within the Premises, and Tenant's use of the Premises and that same are in compliance with all applicable Laws throughout the Lease Term. Additionally, Tenant shall be solely responsible for the payment of all costs, fees and expenses associated with any modifications, improvements or Alterations to the Premises, the Building, the Common Areas, the Complex and/or the Real Property occasioned by the enactment of, or changes to, any Laws arising from Tenant's particular use of the Premises or Alterations, improvements or additions made to the Premises regardless of when such Laws became effective. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of Landlord, other tenants or occupants of the Building, other buildings in the Complex, or other persons or businesses in the area, or injure or annoy other tenants or use or allow the Premises to be used for any unlawful or objectionable purpose, as determined by Landlord, in its reasonable discretion. Tenant shall not cause, maintain or permit any private or public nuisance in, on or about the Premises, Building, Common Areas, Complex and/or Real Property, including, but not limited to, any offensive odors, noises, fumes or vibrations. Tenant shall not damage or deface or otherwise commit or suffer to be committed any waste in, upon or about the Premises. Tenant shall not place or store, nor permit any other person or entity to place or store, any property, equipment, materials, supplies, personal property or any other items or goods outside of the Premises for any period of time. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building, without the prior written consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. In all circumstances Tenant shall not interfere with radio or television broadcasting or reception or other telecommunications broadcasting or reception from or in the Building or elsewhere. Tenant shall place no loads upon the floors, walls, or ceilings of the Premises in excess of the average pounds of live load per square foot floor area specified for the Building by the applicable Uniform Building Code or which may damage the Building or outside areas, with the partitions to be considered a part of the live load. Landlord reserves the right to prescribe the weight and position of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise. Tenant shall be responsible for all structural engineering required to determine structural load. Landlord shall not be responsible for any damage or liability for any of such events. Tenant hereby acknowledges and agrees that Landlord has informed Tenant that noise produced by aircraft used at the Metropolitan Oakland International Airport (the "Airport") which adjoins the Complex may be heard at the Premises. Tenant further acknowledges and agrees that Landlord has informed Tenant that the Premises are subject to a recorded noise easement and release pursuant to which the owners of the Airport are released from any claims or lawsuits for damages by any persons or entities using the Complex (including without limitation, Tenant) with respect to airport operations, including without limitation, aircraft related noise. Tenant shall, and hereby agrees to, indemnify, defend, protect, and hold harmless the Landlord Parties (hereafter defined in Article 10) from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, any claims made by Tenant, any employee, agent or invitee of Tenant, or any person claiming by or through Tenant with respect to such airport operations, including without limitation, aircraft related noise.

ARTICLE 6 - SERVICES AND UTILITIES

6.1 STANDARD TENANT SERVICES. Landlord shall provide the following services on all days during the Lease Term, unless otherwise stated below.

6.1.1 Subject to reasonable changes implemented by Landlord and to all governmental rules, regulations and guidelines applicable thereto, Landlord shall provide heating and air conditioning when necessary for normal comfort for normal office use in the Premises, from Monday through Friday, during the period from 8:00 a.m. to 6:00 p.m., except for the date of observation of New Year's Day, Presidents' Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day and other locally or nationally recognized holidays (collectively, the "Holidays").

6.1.2 Landlord shall provide adequate electrical wiring and facilities and power for normal general office use as reasonably determined by Landlord. Tenant shall bear the cost of replacement of lamps, starters and ballasts for lighting fixtures within the Premises.

6.1.3 Landlord shall provide city water from the regular Building outlets for drinking, lavatory and toilet purposes, and for laboratory use to the extent that such does not exceed the quantity that would be used for normal office use.

6.1.4 Landlord shall provide janitorial services five (5) days per week, except the date of observation of the Holidays, in and about the Premises and window washing services in a manner consistent with other comparable buildings in the vicinity of the Building.

6.1.5 Landlord shall provide non-exclusive automatic passenger elevator service at all times.

6.1.6 Landlord shall provide non-exclusive freight elevator service subject to scheduling by Landlord.

6.2 OVERSTANDARD TENANT USE. Tenant shall not, without Landlord's prior written consent, use heat-generating machines, machines other than normal fractional horsepower office machines, or equipment or lighting other than building standard lights in the Premises, which may affect the temperature otherwise maintained by the air conditioning system or increase the water normally furnished for the Premises by Landlord pursuant to the terms of Section 6.1 of this Lease. If Tenant uses water or heat or air conditioning in excess of that supplied by Landlord pursuant to Section 6.1 of this Lease, or if Tenant's consumption of electricity shall exceed six (6) watts per usable square foot of the Premises, calculated on an annualized basis for the hours described in Section 6.1.1 above, Tenant shall pay to Landlord, within ten (10) days after billing, the cost of such excess consumption, the cost of the installation, operation, and maintenance of equipment which is installed in order to supply such excess consumption, and the cost of the increased wear and tear on existing equipment caused by such excess consumption; and Landlord may install devices to separately meter any increased use and in such event Tenant shall pay the increased cost directly to Landlord, within ten (10) days after demand, including the cost of such additional metering devices. If Tenant desires to use heat, ventilation or air conditioning during hours other than those for which Landlord is obligated to supply such utilities pursuant to the terms of Section 6.1 of this Lease, (i) Tenant shall give Landlord such prior notice, as Landlord shall from time to time establish as appropriate, of Tenant's desired use, (ii) Landlord shall supply such utilities to Tenant at such hourly cost to Tenant as Landlord shall from time to time reasonably establish, based on Landlord's actual costs therefor, and (iii) Tenant shall pay such cost within ten (10) days after billing.

6.3 INTERRUPTION OF USE. Tenant agrees that Landlord shall not be liable for damages, by abatement of Rent or otherwise, for failure to furnish or delay in furnishing any service (including telephone and telecommunication services), or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort to do so, by any accident or casualty whatsoever, by act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control; and such failures or delays or diminution shall never be deemed to constitute an eviction or disturbance of Tenant's use and possession of the Premises or relieve Tenant from paying Rent or performing any of its obligations under this Lease. Furthermore, Landlord shall not be liable under any circumstances for a loss of, or injury to, property or for injury to, or interference with, Tenant's business, including, without limitation, loss of profits, however occurring, through or in connection with or incidental to a failure to furnish any of the services or utilities as set forth in this Article 6. Notwithstanding the foregoing, if an interruption or cessation of utilities results from the gross negligence or willful misconduct of Landlord, or its employees, agents and contractors, and not due to any fault or breach by Tenant, and the Premises are not usable by Tenant for the conduct of Tenant's business as a result thereof, Base Rent and applicable Direct Expenses not actually incurred up to that point by Tenant shall be abated for the period which commences five (5) business days after the date Tenant gives to Landlord notice of such interruption until such utilities are restored.

6.4 ADDITIONAL SERVICES. Tenant shall provide Landlord the right of first offer with respect to any additional services which may be required by Tenant, including, without limitation, locksmithing, lamp replacement, additional janitorial service, and additional repairs and maintenance, provided that Tenant shall pay to Landlord upon billing, the sum of all costs to Landlord of such additional services plus an administration fee not to exceed five percent (5%) of such costs. Charges for any utilities or service for which Tenant is required to pay from time to time hereunder, shall be deemed Additional Rent hereunder and shall be billed on a monthly basis.

6.5 ALTERNATE ELECTRIC SERVICE PROVIDER. Notwithstanding anything to the contrary contained herein, if permitted by applicable Laws, Landlord shall have the right at any time and from time to time during the Term of this Lease to either contract for service from a different company or companies (each such company shall be referred to herein as an "Alternate Service Provider") other than the company or companies presently providing electricity service for the Building, the Complex or the Real Property (the "Electric Service Provider") or continue to contract for service from the Electric Service Provider, at Landlord's sole discretion. Tenant hereby agrees to cooperate with Landlord, the Electric Service Provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, the Electric Service Provider, and any Alternate Service Provider reasonable access to the Building's electric lines, feeders, risers, wiring, and any other machinery within the Premises.

6.6 OFFICE AND COMMUNICATIONS SERVICES.

6.6.1 Landlord has advised Tenant that certain office and communications services may be offered to tenants of the Building by a concessionaire under contract to Landlord ("Provider"). Tenant shall be permitted to contract with Provider for the provision of any or all of such services on such terms and conditions as Tenant and Provider may agree. Tenant shall also be permitted to obtain office and communications services from any other reputable person or entity in the business of providing the same (herein called an "Alternate Provider"), provided that Landlord shall not be required thereby to make any alterations in or to any part of the Building or the use of any facilities or equipment of the Building, and provided further that no such services provided by an Alternate Provider, or any equipment or facilities used or to be used in connection therewith shall be incompatible in any respect with, or shall interfere with or otherwise impair or adversely affect, the operation, reliability or quality of the Building systems or any services, equipment or facilities used or operated by Provider or any other tenant in the Building.

6.6.2 Tenant acknowledges and agrees that: (i) Landlord has made no warranty or representation to Tenant with respect to the availability of any such services, whether provided by Provider or any Alternate Provider, or the quality, reliability or suitability thereof; (ii) neither Provider nor any Alternate Provider is acting as the agent or representative of Landlord in the provision of such services, and Landlord shall have no liability or responsibility for any failure or inadequacy of such services or any equipment or facilities used in the furnishing thereof, or any act or omission of Provider or any Alternate Provider or their agents, employees, representatives, officers or contractors; (iii) Landlord shall have no responsibility or liability for the installation, alteration, repair, maintenance, furnishing, operation adjustment or removal of any such services, equipment or facilities; and (iv) any contract or other agreement between Tenant and Provider or any Alternate Provider shall be independent of this Lease, the obligations of Tenant hereunder, and the rights of Landlord hereunder. Without limiting the generality of the foregoing, no default or failure of Provider or any Alternate Provider with respect to any such services, equipment, facilities, or under any contract or agreement relating thereto, shall have any effect on this Lease or give to Tenant any offset or defense to the full and timely performance of its obligations hereunder, or entitle Tenant to any abatement of Rent or Additional Rent or any other payment required to be made by Tenant hereunder, or constitute any actual or constructive eviction of Tenant, or otherwise give rise to any other claim of any nature against Landlord.

6.7 UTILITIES FOR LABORATORY SPACE. In the event Tenant constructs a laboratory within the Premises, Tenant shall cause such laboratory to be separately metered and shall pay the utility companies directly for the cost of any utilities. In the event Tenant pays the utility companies directly for the cost of any utilities, costs for such utilities shall not be included in Direct Expenses.

ARTICLE 7 - REPAIRS

7.1 TENANT'S REPAIRS. Subject to Landlord's repair obligations set forth in Sections 7.2, 11.1, and 12 below, Tenant shall, at Tenant's own expense, keep and maintain the Premises, including all improvements, fixtures and furnishings therein, in good and safe order, repair and condition at all times during the Lease Term, which repair obligations shall include, without limitation, the obligation to promptly and adequately repair all damage to the Premises and replace or repair all damaged or broken fixtures and appurtenances; provided, however, that, at Landlord's option if Tenant fails to make such repairs, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof, including a percentage of the cost thereof (to be uniformly established for the Building) sufficient to reimburse Landlord for all overhead, general conditions, fees and other costs or expenses arising from Landlord's involvement with such repairs and replacements forthwith upon being billed for same, not to exceed five percent (5%) of the cost thereof.

7.2 LANDLORD'S REPAIRS. Anything contained in Section 7.1 above to the contrary notwithstanding, and subject to the provisions of Articles 11 and 12 of this Lease, Landlord shall repair and maintain the structural portions of the Building, roof (structure and membrane), foundation, and Systems and Equipment including without limitation the basic plumbing, heating, ventilating, air conditioning and electrical systems installed or furnished by Landlord (but not including any non-base building facilities installed by or on behalf of Tenant); provided, however, if such maintenance and repairs are caused in part or in whole by the act, neglect, fault of or omission of any duty by Tenant or its agents, servants, contractors, assignees, subtenants, employees or invitees, Tenant shall pay to Landlord as additional rent, the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Complex, the Building or the Premises or in or to fixtures, appurtenances and equipment therein. Tenant hereby waives and releases its right to make repairs at Landlord's expense under Sections 1941 and 1942 of the California Civil Code; or under any similar law, statute, or ordinance now or hereafter in effect.

ARTICLE 8 - ADDITIONS AND ALTERATIONS

8.1 LANDLORD'S CONSENT TO ALTERATIONS. Tenant may not make any improvements, alterations, additions or changes to the Premises (collectively, the "Alterations") without first procuring the prior written consent of Landlord to such Alterations, which consent shall be requested by Tenant not less than thirty (30) days prior to the commencement thereof, and which consent shall not be unreasonably withheld, conditioned, or delayed by Landlord; provided, however, Landlord may withhold its consent in its sole and absolute discretion with respect to any Alterations which may affect the structural components of the Building. Subject to section 8.2 below, Landlord hereby expressly grants to Tenant the right to make roof penetrations in connection with Tenant's alterations or improvements, subject to obtaining the prior written consent of Landlord as to the location and manner of installation of any such roof penetration, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall pay for all overhead, general conditions, fees and other costs and expenses of the Alterations, and shall pay to Landlord a Landlord supervision fee of five percent (5%) of the cost of the Alterations.

8.2 MANNER OF CONSTRUCTION.

8.2.1 Landlord may impose, as a condition of its consent to all Alterations or repairs of the Premises or about the Premises, such requirements as Landlord in its reasonable discretion may deem desirable, including, but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, suppliers, mechanics and materialmen approved by Landlord (which shall not be unreasonably withheld, conditioned, or delayed); provided, however, Landlord may impose such requirements as Landlord may determine, in its sole and absolute discretion, with respect to any work affecting the structural components of the Building, Systems, Roof and/or Equipment (including designating specific contractors to perform such work). Tenant shall construct such Alterations and perform such repairs in conformance with any and all applicable rules and regulations of any federal, state, county or municipal code or ordinance and pursuant to a valid building permit, mechanical permit, electrical permit and all other permits (as applicable), issued by the city in which the Building is located, and in conformance with Landlord's reasonable construction rules and regulations. Landlord's approval of the plans, specifications and working drawings for Tenant's Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental or quasi-governmental agencies or authorities. All work with respect to any Alterations must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of work. In performing the work of any such Alterations, Tenant shall have the work performed in such manner as not to obstruct or materially impair access to the Building or the Common Areas for any other tenant of the Building, and as not to obstruct the business of Landlord or other tenants in the Building, or interfere with the labor force working in the Building. If Tenant makes any Alterations, Tenant agrees to carry "Builder's All Risk" insurance in an amount reasonably approved by Landlord covering the construction and completion of such Alterations, and such other insurance as Landlord may require, it being understood and agreed that all of such Alterations shall be insured by Tenant pursuant to Article 10 of this Lease immediately upon completion thereof. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such Alterations the cost of which exceed $100,000 and naming Landlord as a co-obligee. Upon completion of any Alterations, Tenant shall (i) cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Building is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, (ii) deliver to the Building management office a reproducible copy of the "as built" drawings of the Alterations, (iii) deliver to Landlord a true and complete copy of the recorded Notice of Completion, and (iv) deliver to Landlord evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials.

8.2.2 Any Alterations that require any penetration of the Roof shall only be permitted to the extent permitted by the City of Alameda and all agencies and governmental authorities having jurisdiction thereof. The location and size of any roof-top equipment shall be subject to Landlord's approval, not to unreasonably withheld, and which best promotes the safety, aesthetics and efficiency of any roof-top equipment; provided, all of the roof-top equipment and any modifications thereto or placement thereof shall be (i) at Tenant's sole cost and expense, (ii) contained visually within the roof screen, (iii) installed and operated to Landlord's reasonable specifications, and (iv) installed, maintained, operated and removed in accordance with all Development Documents, Recorded Matters, Rules and Regulations, applicable Laws, and the provisions of Section 10 of this Lease. For purposes hereof, any such equipment shall be construed as part of the Tenant's Property and shall be removed by Tenant at the expiration or earlier termination of this Lease in accordance with the provisions of this Lease. All modifications to the Building, including the Roof, if any, shall be reasonably approved by Landlord prior to commencement of any work with respect to the Equipment. Tenant shall restore the Roof and any other portion of the Building affected by any roof-top equipment to its original condition, excepting ordinary wear and tear and/or damage or destruction due to fire or other casualty not caused directly or indirectly by Tenant, its agents, employees, contractors or the Equipment or any part thereof. Notwithstanding anything to the contrary contained herein, Tenant may not assign, lease, rent, sublet or otherwise transfer any of its interest in the Roof or any roof-top equipment except together with the remainder of all of the Premises as more particularly set forth in Section 14. Each of the other provisions of this Lease shall be applicable to any roof-top equipment and the use of the Roof by Tenant, including without limitation, Sections 11 and 12 of this Lease. Any roof-top equipment shall comply with all rules and regulations of any agencies having jurisdiction thereof. In addition, Tenant shall be solely responsible for insuring any roof-top equipment, and Landlord shall have no responsibility therefor. Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and the other Indemnitees from and against any and all claims, demands, liabilities, damages, judgments, losses, penalties, costs and expenses (including reasonable attorneys' fees) Landlord may suffer or incur arising out of or related to the installation, use, operation, maintenance, replacement and/or removal of any roof-top equipment or any portion thereof, including without limitation, the cost of repairs and replacements to the roof of the Building occasioned by the installation, maintenance, repairs and removal of any roof-top equipment.

8.3 LANDLORD'S PROPERTY. All Alterations, improvements, fixtures (other than Tenant's trade fixtures) and/or equipment which may be installed or placed in or about the Premises, and all signs installed in, on or about the Premises, from time to time, shall be at the sole cost of Tenant and shall, upon expiration or earlier termination of this Lease, become the property of Landlord. Furthermore, Landlord may require that Tenant remove any sign, equipment, trade fixture, improvement or Alteration upon the expiration or early termination of the Lease Term, and repair any damage to the Premises and Building caused by such removal. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any sign, equipment, trade fixture, improvement or Alteration, Landlord may do so and may charge the cost thereof to Tenant.

ARTICLE 9 - COVENANT AGAINST LIENS

Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon the Real Property, Complex, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Landlord shall have the right at all times to post and keep posted on the Premises any notice which it deems necessary for protection from such liens. Tenant covenants and agrees not to suffer or permit any lien of suppliers, mechanics or materialmen or others to be placed against the Real Property, the Complex, the Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and, in case of any such lien attaching or notice of any lien, Tenant covenants and agrees to cause it to be immediately released and removed of record. Notwithstanding anything to the contrary set forth in this Lease, if any such lien is not released and removed on or before fifteen (15) days following the date notice of such lien is delivered by Landlord to Tenant, Landlord, at its sole option, may immediately take all action necessary to release and remove such lien, without any duty to investigate the validity thereof, and all sums, costs and expenses, including reasonable attorneys' fees and costs, incurred by Landlord in connection with such lien shall be deemed Additional Rent under this Lease and shall immediately be due and payable by Tenant.

ARTICLE 10 - INDEMNIFICATION AND INSURANCE

10.1 INDEMNIFICATION AND WAIVER. Tenant's obligations pursuant to this Article 10 shall apply, throughout the Lease Term, to both the Initial Premises and the Remaining Premises. Unless due to Landlord's gross negligence, willful misconduct or a breach by Landlord hereunder, Tenant hereby assumes all risk of damage to property and injury to persons, in, on, or about the Premises from any cause whatsoever and agrees that Landlord, and its members, submembers, partners and subpartners, and their respective officers, agents, property managers, employees, and independent contractors (collectively, "Landlord Parties") shall not be liable for, and are hereby released from any responsibility for, any damage to property or injury to persons or resulting from the loss of use thereof, which damage or injury is sustained by Tenant or by other persons claiming through Tenant. Tenant shall, and hereby agrees to, indemnify, defend, protect, and hold harmless the Landlord Parties from and against all liabilities, damages, claims, losses, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, (i) the use of the Premises, Building, Complex and/or Real Property by Tenant or by the contractors, agents, employees, licensees, invitees, subtenants, and assigns of Tenant or any such person (collectively, the "Tenant's Representatives"), (ii) the conduct of Tenant's business, (iii) from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises, (iv) in any way connected with the Premises or with the installation, placement and removal of Alterations, improvements, fixtures, personal property and/or equipment in, on or about the Premises, including, but not limited to, any liability for injury to person or property of Tenant, Tenant's Representatives, or third party persons, and/or (v) Tenant's failure to perform any covenant or obligation of Tenant under this Lease; provided, however, the terms of the foregoing indemnity shall not apply to the gross negligence, willful misconduct, or breach of this Lease of Landlord. The provisions of this Section 10.1 shall survive the expiration or sooner termination of this Lease.

10.2 TENANT'S COMPLIANCE WITH LANDLORD'S FIRE AND CASUALTY INSURANCE. Tenant shall, at Tenant's expense, comply as to the Premises with all insurance company requirements pertaining to the use of the Premises. If Tenant's conduct or use of the Premises causes any increase in the premium for such insurance policies, then Tenant shall reimburse Landlord for any such increase. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body relating specifically to Tenant's use or occupancy.

10.3 TENANT'S INSURANCE. Tenant shall maintain the following coverages in the following amounts.

10.3.1 Commercial General Liability Insurance covering the insured against claims of bodily injury, personal injury and property damage arising out of Tenant's operations, assumed liabilities or use of the Premises, including a Broad Form Commercial General Liability endorsement covering the insuring provisions of this Lease and the performance by Tenant of the indemnity agreements set forth in Section 10.1 of this Lease, for limits of liability not less than:

Bodily Injury and Property	$3,000,000 each occurrence;
Damage Liability	$3,000,000 annual aggregate

Personal Injury Liability	$3,000,000 each occurrence;
$3,000,000 annual aggregate

10.3.2 Physical Damage Insurance covering (i) all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises installed by, for, or at the expense of Tenant, (ii) Tenant's Alterations, including any Alterations which Landlord permits to be installed above the ceiling of the Premises or below the floor of the Premises, and (iii) all other improvements, alterations and additions to the Premises, including any improvements, alterations or additions installed at Tenant's request above the ceiling of the Premises or below the floor of the Premises. Such insurance shall be written on an "all risk" or "special form" of physical loss or damage basis, for the full replacement cost value new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance and shall include a vandalism and malicious mischief endorsement, sprinkler leakage coverage and earthquake sprinkler leakage coverage.

10.3.3 FORM OF POLICIES. The minimum limits of policies of insurance required of Tenant under this Lease shall in no event limit the liability of Tenant under this Lease. Such insurance shall (i) name Landlord, and any other party it so specifies, as an additional insured; (ii) specifically cover the liability assumed by Tenant under this Lease, including, but not limited to, Tenant's obligations under Section 10.1 of this Lease; (iii) be issued by an insurance company having a rating of not less than A-:X in A.M. Best's Rating Guide or which is otherwise acceptable to Landlord, licensed to do business in the state in which the Building is located, and domiciled in the United States; (iv) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and is non-contributing with any insurance required of Tenant; (v) provide that said insurance shall not be canceled or coverage changed unless thirty (30) days' prior written notice shall have been given to Landlord and any mortgagee or ground or underlying lessor of Landlord; and (vi) contain a cross-liability endorsement or severability of interest clause acceptable to Landlord. Tenant shall deliver said policy or policies or certificates thereof to Landlord on or before the Lease Commencement Date and at least thirty (30) days before the expiration dates thereof. If Tenant shall fail to procure such insurance, or to deliver such policies or certificate, within such time periods, Landlord may, at its option, in addition to all of its other rights and remedies under this Lease, and without regard to any notice and cure periods set forth in Section 19.1, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within ten (10) days after delivery of bills therefor.

10.4 SUBROGATION. Landlord and Tenant agree to have their respective insurance companies issuing property damage insurance waive any rights of subrogation that such companies may have against Landlord or Tenant, as the case may be, so long as the insurance carried by Landlord and Tenant, respectively, is not invalidated thereby. As long as such waivers of subrogation are contained in their respective insurance policies, Landlord and Tenant hereby waive any right that either may have against the other on account of any loss or damage to their respective property to the extent such loss or damage is insured under policies of insurance for fire and all risk coverage, theft, public liability, or other similar insurance.

10.5 ADDITIONAL INSURANCE OBLIGATIONS. Tenant shall carry and maintain during the entire Lease Term, at Tenant's sole cost and expense, increased amounts of the insurance required to be carried by Tenant pursuant to this Article 10, and such other reasonable types of insurance coverage and in such reasonable amounts covering the Premises and Tenant's operations therein, as may be reasonably requested by Landlord from time to time.

ARTICLE 11 - DAMAGE AND DESTRUCTION

11.1 REPAIR OF DAMAGE TO PREMISES BY LANDLORD. Tenant shall promptly notify Landlord of any damage to the Premises resulting from fire or any other casualty. If the Premises or any Common Areas of the Building serving or providing access to the Premises shall be damaged by fire or other casualty, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, and subject to all other provisions of this Article 11, restore the Base, Shell, and Core of the Premises and such Common Areas. Such restoration shall be to substantially the same condition of the Base, Shell, and Core of the Premises and Common Areas prior to the casualty, except for modifications required by zoning and building codes and other laws or by the holder of a mortgage on the Building, or the lessor of a ground or underlying lease with respect to the Real Property, the Complex and/or the Building, or any other modifications to the Common Areas deemed desirable by Landlord, provided access to the Premises and any common restrooms serving the Premises shall not be materially impaired. Notwithstanding any other provision of this Lease, upon the occurrence of any damage to the Premises, Tenant shall assign to Landlord (or to any party designated by Landlord) all insurance proceeds payable to Tenant under Tenant's insurance required under Section 10.3 of this Lease, and Landlord shall repair any injury or damage to the alterations installed in the Premises (to the extent of insurance proceeds therefor actually collected by Landlord) and shall return such alterations to their original condition; provided that if the cost of such repair by Landlord exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, as assigned by Tenant, the cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's repair of the damage. In connection with such repairs and replacements, Tenant shall, prior to the commencement of construction, submit to Landlord, for Landlord's review and approval, all plans, specifications and working drawings relating thereto, and Landlord shall select the contractors to perform such improvement work. Landlord shall not be liable for any inconvenience or annoyance to Tenant or its visitors, or injury to Tenant's business resulting in any way from such damage or the repair thereof; provided, however, if such fire or other casualty shall have damaged the Premises or Common Areas necessary to Tenant's occupancy, and if such damage is not the result of the negligence (active or passive) or willful misconduct of Tenant or any of Tenant's Representatives, Landlord shall allow Tenant a proportionate abatement of Base Rent and Tenant's Share of Direct Expenses to the extent Landlord is reimbursed from the proceeds of rental interruption insurance purchased by Landlord as part of Operating Expenses, during the time and to the extent the Premises are unfit for occupancy for the purposes permitted under this Lease, and not occupied by Tenant as a result thereof.

11.2 LANDLORD'S OPTION TO REPAIR. Notwithstanding the provisions of Section 11.1 of this Lease, Landlord may elect not to rebuild and/or restore the Premises and/or Building and instead terminate this Lease by notifying Tenant in writing of such termination within ninety (90) days after the date of damage, such notice to include a termination date giving Tenant ninety (90) days to vacate the Premises, but Landlord may so elect only if the Building shall be damaged by fire or other casualty or cause, whether or not the Premises are affected, and one or more of the following conditions is present: (i) repairs cannot reasonably be completed within one hundred eighty (180) days of the date of damage (when such repairs are made without the payment of overtime or other premiums); (ii) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property, the Complex and/or the Building shall require that the insurance proceeds or any portion thereof be used to retire the mortgage debt, or shall terminate the ground or underlying lease, as the case may be; or (iii) the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies. In addition, if the Premises or the Building is destroyed or damaged to any substantial extent during the last twelve (12) months of the Lease Term, then notwithstanding anything contained in this Article 11, Landlord shall have the option to terminate this Lease by giving written notice to Tenant of the exercise of such option within ninety (90) days after such damage or destruction, in which event this Lease shall cease and terminate as of the date of such notice. Notwithstanding anything to the contrary contained herein: (i) if Tenant's use of the Premises is substantially impaired for a period of more than one hundred eighty (180) days after the date of a casualty, or during the last six (6) months of the Term, then Tenant shall have the right to terminate this Lease by written notice to Landlord at any time thereafter up until the completion of the restoration, and (ii) if this Lease is terminated by either Landlord or Tenant due to a casualty, then Tenant shall not be required to pay for any insurance deductibles as part of Landlord's insurance cost or otherwise. Upon any such termination of this Lease pursuant to this Section 11.2, Tenant shall pay the Base Rent and Additional Rent, properly apportioned up to such date of termination, and both parties hereto shall thereafter be freed and discharged of all further obligations hereunder, except as provided for in the provisions of this Lease which by their terms survive the expiration or earlier termination of the Lease Term.

11.3 WAIVER OF STATUTORY PROVISIONS. The provisions of this Lease, including this Article 11, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, all or any part of the Premises, the Building, the Complex or any other portion of the Real Property, and any statute or regulation of the state in which the Building is located, including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code (or under any similar law, statute, or ordinance now or hereafter in effect), with respect to any rights or obligations concerning damage or destruction in the absence of an express agreement between the parties, and any other statute or regulation, now or hereafter in effect, shall have no application to this Lease or any damage or destruction to all or any part of the Premises, the Building, the Complex or any other portion of the Real Property.

ARTICLE 12 - CONDEMNATION

12.1 PERMANENT TAKING. If the whole or any part of the Premises or Building shall be taken by power of eminent domain or condemned by any competent authority for any public or quasi-public use or purpose, or if any adjacent property or street shall be so taken or condemned, or reconfigured or vacated by such authority in such manner as to require the use, reconstruction or remodeling of any part of the Premises or Building, or if Landlord shall grant a deed or other instrument in lieu of such taking by eminent domain or condemnation, Landlord shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking, condemnation, reconfiguration, vacation, deed or other instrument. If more than twenty-five percent (25%) of the rentable square feet of the Premises is taken, or if access to the Premises is substantially impaired, Tenant shall have the option to terminate this Lease upon ninety (90) days' notice, provided such notice is given no later than one hundred eighty (180) days after the date of such taking. Landlord shall be entitled to receive the entire award or payment in connection therewith, except that Tenant shall have the right to file any separate claim available to Tenant for any taking of Tenant's personal property and fixtures belonging to Tenant and removable by Tenant upon expiration of the Lease Term pursuant to the terms of this Lease, and for moving expenses or loss of business by reason of such condemnation so long as such claim does not diminish the award available to Landlord, its ground lessor with respect to the Real Property or its mortgagee, and such claim is payable separately to Tenant. All Rent shall be apportioned as of the date of such termination, or the date of such taking, whichever shall first occur. If any part of the Premises shall be taken, and this Lease shall not be so terminated, the Rent shall be proportionately abated. If neither party elects to terminate this Lease, Landlord shall, if necessary, promptly proceed to restore the Premises or the Building to substantially its same condition prior to such partial condemnation, allowing for the reasonable effects of such condemnation, and a proportionate allowance shall be made to Tenant, as solely determined by Landlord, for the Rent corresponding to the time during which, and to the part of the Premises of which, Tenant is deprived on account of such partial condemnation and restoration. Landlord shall not be required to spend funds for restoration in excess of the amount received by Landlord as compensation awarded. Tenant hereby waives any and all rights it might otherwise have pursuant to Section 1265.130 of the California Code of Civil Procedure (or under any similar law, statute, or ordinance now or hereafter in effect).

12.2 TEMPORARY TAKING. Notwithstanding anything to the contrary contained in this Article 12, in the event of a temporary taking of all or any portion of the Premises for a period of one hundred and eighty (180) days or less, then this Lease shall not terminate but the Base Rent and the Additional Rent shall be abated for the period of such taking in proportion to the ratio that the amount of rentable square feet of the Premises taken bears to the total rentable square feet of the Premises. Landlord shall be entitled to receive the entire award made in connection with any such temporary taking.

ARTICLE 13 - COVENANT OF QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, shall, during the Lease Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreements hereof without interference by Landlord or any successor or assign of Landlord. The foregoing covenant is in lieu of any other covenant express or implied.

ARTICLE 14 - ASSIGNMENT AND SUBLETTING

14.1 TRANSFERS. Tenant shall not, without the prior written consent of Landlord, assign, mortgage, pledge, hypothecate, encumber, or permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, permit any assignment or other such foregoing transfer of this Lease or any interest hereunder by operation of law, sublet the Premises or any part thereof, or permit the use of the Premises by any persons other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the "Transfer Notice") shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice, (ii) a description of the portion of the Premises to be transferred (the "Subject Space"), (iii) all of the terms of the proposed Transfer, the name and address of the proposed Transferee, and a copy of all existing and/or proposed documentation pertaining to the proposed Transfer, including all existing operative documents to be executed to evidence such Transfer or the agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, member, partner or owner thereof, and (v) such other information as Landlord may reasonably require. Any Transfer made without Landlord's prior written consent shall, at Landlord's option, be null, void and of no effect, and if not cured within ten (10) days following notice, shall, at Landlord's option, constitute a default by Tenant under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay, as additional rent hereunder, a fee in the amount of Five Hundred Dollars ($500.00) plus Landlord's reasonable legal fees incurred by Landlord, within thirty (30) days after written request by Landlord.

14.2 LANDLORD'S CONSENT. Landlord shall not unreasonably withhold its consent to any proposed Transfer of the Subject Space to the Transferee on the terms specified in the Transfer Notice. The parties hereby agree that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold consent to any proposed Transfer where one or more of the following apply, without limitation as to other reasonable grounds for withholding consent:

14.2.1 The Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Building;

14.2.2 The Transferee intends to use the Subject Space for purposes which are not permitted under this Lease;

14.2.3 The Transferee is either a governmental agency or instrumentality thereof;

14.2.4 The Transfer will result in more than a reasonable and safe number of occupants per floor within the Subject Space;

14.2.5 The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the Transfer on the date consent is requested;

14.2.6 The proposed Transfer would cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give an occupant of the Building a right to cancel its lease;

14.2.7 The terms of the proposed Transfer will allow the Transferee to exercise a right of renewal, right of expansion, right of first offer, or other similar right held by Tenant;

14.2.8 Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee, (i) occupies space in the Building at the time of the request for consent, (ii) is negotiating with Landlord to lease space in the Building at such time, or (iii) has negotiated with Landlord during the twelve (12)-month period immediately preceding the Transfer Notice; or

14.2.9 The Transfer occurs during the period from the Lease Commencement Date until the date of at least ninety-five percent (95%) of the rentable square feet of the Building is leased, and the rent charged by Tenant to such Transferee during the term of such Transfer, calculated using a present value analysis, is less than ninety-five percent (95%) of the rent being quoted by Landlord, at the time of such Transfer, for comparable space in the Building for a comparable term, calculated using a present value system.

If Landlord consents to any Transfer pursuant to the terms of this Section 14.2 (and does not exercise any recapture rights Landlord may have under Section 14.4 of this Lease), Tenant may within three (3) months after Landlord's consent, but not later than the expiration of said three-month period, enter into such Transfer of the Premises or portion thereof, upon substantially the same terms and conditions as are set forth in the Transfer Notice furnished by Tenant to Landlord pursuant to Section 14.1 of this Lease, provided that if there are any changes in the terms and conditions from those specified in the Transfer Notice (i) such that Landlord would initially have been entitled to refuse its consent to such Transfer under this Section 14.2, or (ii) which would cause the proposed Transfer to be more favorable to the Transferee than the terms set forth in Tenant's original Transfer Notice, Tenant shall again submit the Transfer to Landlord for its approval and other action under this Article 14 (including Landlord's right of recapture, if any, under Section 14.4 of this Lease).

14.3 TRANSFER PREMIUM. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord any "Transfer Premium," as that term is defined in this Section 14.3, received by Tenant from such Transferee. "Transfer Premium" shall mean seventy-five percent (75%) of all rent, additional rent or other consideration payable by such Transferee in excess of the Rent and Additional Rent payable by Tenant under this Lease on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant in connection with the Transfer (the "Subleasing Costs"). "Transfer Premium" shall also include, but not be limited to, key money and bonus money paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 LANDLORD'S OPTION AS TO SUBJECT SPACE. Notwithstanding anything to the contrary contained in this Article 14, if the Subject Space shall comprise all or substantially all of a full floor of the Premises, or more, and if the proposed Transfer would commence at any time on or after November 1, 2003, Landlord shall have the option, by giving written notice to Tenant within thirty

(30) days after receipt of any Transfer Notice, to recapture the Subject Space. Such recapture notice shall cancel and terminate this Lease with respect to the Subject Space as of the date stated in the Transfer Notice as the effective date of the proposed Transfer. If this Lease shall be canceled with respect to less than the entire Premises, the Rent reserved herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises, and this Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same. If Landlord declines, or fails to elect in a timely manner to recapture the Subject Space under this Section 14.4, then, provided Landlord has consented to the proposed Transfer, Tenant shall be entitled to proceed to transfer the Subject Space to the proposed Transferee, subject to the provisions of the last paragraph of Section 14.2 of this Lease.

14.5 EFFECT OF TRANSFER. If Landlord consents to a Transfer, (i) the terms and conditions of this Lease shall in no way be deemed to have been waived or modified, (ii) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (iii) Tenant shall deliver to Landlord, promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iv) no Transfer relating to this Lease or agreement entered into with respect thereto, whether with or without Landlord's consent, shall relieve Tenant or any guarantor of the Lease from liability under this Lease. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall, within thirty (30) days after demand, pay the deficiency and Landlord's costs of such audit. No assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee), and Tenant shall not be released from performing any of the terms, covenants and conditions of this Lease. Any and all options, first rights of refusal, tenant improvement allowances and other similar rights granted to Tenant in this Lease, if any, shall only be assignable by Tenant as part of this Lease.

14.6 ADDITIONAL TRANSFERS. For purposes of this Lease, the term "Transfer" shall also include (i) if Tenant is a partnership or limited liability company, the withdrawal or change, voluntary, involuntary or by operation of law, of fifty percent (50%) or more of the partners or members, or transfer of twenty-five percent (25%) or more of partnership or members interests, within a twelve (12)-month period, or the dissolution of the partnership or limited liability company without immediate reconstitution thereof, and (ii) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), (A) the dissolution, merger, consolidation or other reorganization of Tenant, (B) the sale or other transfer of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death), within a twelve (12)-month period, or (C) the sale, mortgage, hypothecation or pledge of more than an aggregate of fifty percent (50%) of the value of the unencumbered assets of Tenant within a twelve (12) month period.

14.7 PERMITTED TRANSFERS. Notwithstanding anything to the contrary contained in this Lease, Tenant may assign this Lease or sublet the Premises, or any portion thereof, without Landlord's consent, to any entity which controls, is controlled by, or is under common control with Tenant; to any entity which results from a merger of, reorganization of, or consolidation with Tenant; to any entity engaged in a joint venture with Tenant; or to any entity which acquires substantially all of the stock or assets of Tenant, as a going concern, with respect to the business that is being conducted in the Premises (hereinafter each a "Permitted Transfer"). In addition, a sale or transfer of the capital stock of Tenant shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (2) Tenant is or becomes a publicly traded corporation. Landlord shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from any Permitted Transfer. Additionally, any rights that are personal to Tenant shall also accrue to any Permitted Transferee.

ARTICLE 15 - SURRENDER; OWNERSHIP AND REMOVAL OF TRADE FIXTURES

15.1 SURRENDER OF PREMISES. No act or thing done by Landlord or any agent or employee of Landlord during the Lease Term shall be deemed to constitute an acceptance by Landlord of a surrender of the Premises unless such intent is specifically acknowledged in a writing signed by Landlord. The delivery of keys to the Premises to Landlord or any agent or employee of Landlord shall not constitute a surrender of the Premises or effect a termination of this Lease, whether or not the keys are thereafter retained by Landlord, and notwithstanding such delivery Tenant shall be entitled to the return of such keys at any reasonable time upon request until this Lease shall have been properly terminated. The voluntary or other surrender of this Lease by Tenant, whether accepted by Landlord or not, or a mutual termination hereof, shall not work a merger, and at the option of Landlord shall operate as an assignment to Landlord of all subleases or subtenancies affecting the Premises.

15.2 REMOVAL OF TENANT PROPERTY BY TENANT. Upon the expiration of the Lease Term, or upon any earlier termination of this Lease, Tenant shall, subject to the provisions of this Article 15, quit and surrender possession of the Premises to Landlord in as good order and condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, reasonable wear and tear and repairs which are specifically made the responsibility of Landlord hereunder excepted. Upon such expiration or termination, Tenant shall, without expense to Landlord, remove or cause to be removed from the Premises all debris and rubbish, and such items of furniture, equipment, free-standing cabinet work, and other articles of personal property owned by Tenant or installed or placed by Tenant at its expense in the Premises, and such similar articles of any other persons claiming under Tenant, as Landlord may, in its sole discretion, require to be removed, and Tenant shall repair at its own expense all damage to the Premises and Building resulting from such removal.

ARTICLE 16 - HOLDING OVER

If Tenant holds over after the expiration of the Lease Term hereof, with or without the express or implied consent of Landlord, such tenancy shall be from month-to-month only, and shall not constitute a renewal hereof or an extension for any further term, and in such case Base Rent shall be payable at a monthly rate equal to (a) one hundred twenty-five percent (125%) for the first two full months of any such holding over, and after that (b) two hundred percent (200%), in each case of the (i) the greater of Base Rent applicable during the last rental period of the Lease Term under this Lease (ii) the fair market rental rate of the Premises as of the commencement of such holdover period. Such month-to-month tenancy shall be subject to every other term, covenant and agreement contained herein. Landlord hereby expressly reserves the right to require Tenant to surrender possession of the Premises to Landlord as provided in this Lease upon the expiration or other termination of this Lease. The provisions of this Article 16 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law. If Tenant fails to surrender the Premises upon the termination or expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees) and liability resulting from such failure, including, without limiting the generality of the foregoing, any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom.

ARTICLE 17 - ESTOPPEL CERTIFICATES

Within ten (10) days following a request in writing by Landlord, Tenant shall execute and deliver to Landlord an estoppel certificate, which, as submitted by Landlord, shall be substantially in the form of Exhibit E, attached hereto (or such other form as may be required by any prospective mortgagee or purchaser of the Building, Complex or Real Property, or any portion thereof), indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by Landlord, Landlord's mortgagee or prospective mortgagee, or a prospective purchaser. Tenant shall execute and deliver whatever other instruments may be reasonably required for such purposes. Failure of Tenant to timely execute and deliver such estoppel certificate or other instruments shall constitute an acceptance of the Premises and an acknowledgment by Tenant that statements included in the estoppel certificate are true and correct, without exception.

ARTICLE 18 - SUBORDINATION

This Lease is subject and subordinate to all present and future ground or underlying leases of the Real Property and to the lien of any mortgages or trust deeds, now or hereafter in force against the Real Property, the Complex and the Building, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages or trust deeds, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage, or if any ground or underlying lease is terminated, to attorn, without any deductions or set-offs whatsoever, to the purchaser upon any such foreclosure sale, or to the lessor of such ground or underlying lease, as the case may be, if so requested to do so by such purchaser or lessor, and to recognize such purchaser or lessor as the lessor under this Lease. Tenant shall, within five (5) days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases; provided, such mortgagee, ground lessor or similar parties agree therein not to disturb Tenant's use, occupancy or quiet enjoyment of the Premises so long as Tenant is not in default (beyond applicable notice and cure periods, if any) of the terms and provisions of this Lease. Tenant hereby irrevocably authorizes Landlord to execute and deliver in the name of Tenant any such instrument or instruments if Tenant fails to do so, provided that such authorization shall in no way relieve Tenant from the obligation of executing such instruments of subordination or superiority. Tenant waives the provisions of any current or future statute, rule or law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

ARTICLE 19 - TENANT'S DEFAULTS; LANDLORD'S REMEDIES

19.1 EVENTS OF DEFAULT BY TENANT. All covenants and agreements to be kept or performed by Tenant under this Lease shall be performed by Tenant at Tenant's sole cost and expense and without any reduction of Rent. The occurrence of any of the following shall constitute a material default of this Lease by Tenant:

19.1.1 Any failure by Tenant to pay any Rent or any other charge required to be paid under this Lease, or any part thereof, provided, however, that for only the first two instances in any 12-month period, any such failure shall not be a default until such failure shall have continued for a period in excess of two (2) business days; or

19.1.2 Any failure by Tenant to observe or perform any other provision, covenant or condition of this Lease to be observed or performed by Tenant where such failure continues for fifteen (15) days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar or successor law; and provided further that if the nature of such default is such that the same cannot reasonably be cured within a fifteen (15)-day period, Tenant shall not be deemed to be in default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and completely cure said default as soon as possible but in all events within ninety (90) days of Landlord's delivery to Tenant of written notice of such default; or

19.1.3 Abandonment of the Premises by Tenant. Abandonment is herein defined to include, but is not limited to, any absence by Tenant from the Premises for five (5) business days or longer while in default of any provision of this Lease; or

19.1.4 The making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the same within sixty

(60) days of such filing, the appointment of a receiver or other custodian to take possession of substantially all of Tenant's assets or this leasehold, Tenant's insolvency or inability to pay Tenant's debts or failure generally to pay Tenant's debts when due, any court entering a decree or order directing the winding up or liquidation of Tenant or of substantially all of Tenant's assets, Tenant taking any action toward the dissolution or winding up of Tenant's affairs, the cessation or suspension of Tenant's use of the Premises, or the attachment, execution or other judicial seizure of substantially all of Tenant's assets or this leasehold; or

19.1.5 The making of any material misrepresentation or omission by Tenant in any materials delivered by or on behalf of Tenant to Landlord pursuant to this Lease.

19.2 Landlord's Remedies Upon Default. Upon the occurrence of any such default by Tenant, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity, the option to pursue any one or more of the following remedies, each and all of which shall be cumulative and nonexclusive, without any notice or demand whatsoever.

19.2.1 Terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(i) The worth at the time of award of any unpaid rent which has been earned at the time of such termination; plus

(ii) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iii) The worth at the time of award of the amount by which the unpaid rent for the balance of the Lease Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(iv) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, specifically including but not limited to, brokerage commissions and advertising expenses incurred, expenses of remodeling the Premises or any portion thereof for a new tenant, whether for the same or a different use, and any special concessions made to obtain a new tenant; and

(v) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable law.

The term "rent" as used in this Section 19.2 shall be deemed to be and to mean all sums of every nature required to be paid by Tenant pursuant to the terms of this Lease, whether to Landlord or to others. As used in Paragraphs 19.2.1(i) and (ii), above, the "worth at the time of award" shall be computed by allowing interest at the Interest Rate set forth in Section 4.6 of this Lease. As used in Paragraph 19.2.1(iii) above, the "worth at the time of award" shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

19.2.2 Landlord shall have the remedy described in California Civil Code Section 1951.4 (lessor may continue lease in effect after lessee's breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies under this Lease, including the right to recover all rent as it becomes due.

19.2.3 Landlord may, but shall not be obligated to, make any such payment or perform or otherwise cure any such obligation, provision, covenant or condition on Tenant's part to be observed or performed (and may enter the Premises for such purposes). In the event of Tenant's failure to perform any of its obligations or covenants under this Lease, and such failure to perform poses a material risk of injury or harm to persons or damage to or loss of property, then Landlord shall have the right to cure or otherwise perform such covenant or obligation at any time after such failure to perform by Tenant, whether or not any such notice or cure period set forth in Section 19.1 above has expired. Any such actions undertaken by Landlord pursuant to the foregoing provisions of this Section 19.2.3 shall not be deemed a waiver of Landlord's rights and remedies as a result of Tenant's failure to perform and shall not release Tenant from any of its obligations under this Lease. Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

19.3 PAYMENT BY TENANT. Tenant shall pay to Landlord, within fifteen

(15) days after delivery by Landlord to Tenant of statements therefor: (i) sums equal to expenditures reasonably made and obligations incurred by Landlord in connection with Landlord's performance or cure of any of Tenant's obligations pursuant to the provisions of Section 19.2.3 above; and (ii) sums equal to all expenditures made and obligations incurred by Landlord in collecting or attempting to collect the Rent or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law, including, without limitation, all legal fees and other amounts so expended. Tenant's obligations under this Section 19.3 shall survive the expiration or sooner termination of the Lease Term.

19.4 SUBLESSEES OF TENANT. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Article 19, Landlord shall have the right to terminate any and all subleases, licenses, concessions or other consensual arrangements for possession entered into by Tenant and affecting the Premises or may, in Landlord's sole discretion, succeed to Tenant's interest in such subleases, licenses, concessions or arrangements. In the event of Landlord's election to succeed to Tenant's interest in any such subleases, licenses, concessions or arrangements, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

19.5 WAIVER OF DEFAULT. No waiver by Landlord of any violation or breach by Tenant of any of the terms, provisions and covenants herein contained shall be deemed or construed to constitute a waiver of any other or later violation or breach by Tenant of the same or any other of the terms, provisions, and covenants herein contained. Forbearance by Landlord in enforcement of one or more of the remedies herein provided upon a default by Tenant shall not be deemed or construed to constitute a waiver of such default. The acceptance of any Rent hereunder by Landlord following the occurrence of any default, whether or not known to Landlord, shall not be deemed a waiver of any such default, except only a default in the payment of the Rent so accepted.

19.6 EFFORTS TO RELET. For the purposes of this Article 19, Tenant's right to possession shall not be deemed to have been terminated by efforts of Landlord to relet the Premises, by its acts of maintenance or preservation with respect to the Premises, or by appointment of a receiver to protect Landlord's interests hereunder. The foregoing enumeration is not exhaustive, but merely illustrative of acts which may be performed by Landlord without terminating Tenant's right to possession.

ARTICLE 20 - SECURITY DEPOSIT AND LETTER OF CREDIT

20.1 SECURITY DEPOSIT. Concurrent with Tenant's execution of this Lease, Tenant shall deposit with Landlord a security deposit (the "Security Deposit") in the amount set forth in Section 10 of the Summary. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants, and conditions of this Lease to be kept and performed by Tenant during the Lease Term. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may, but shall not be required to, use, apply or retain all or any part of the Security Deposit for the payment of any Rent or any other sum in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant's default. If any portion of the Security Deposit is so used or applied, Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount, and Tenant's failure to do so shall be a default under this Lease. If Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof, shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, as soon as practicable following the expiration of the Lease Term. Landlord shall not be required to keep the Security Deposit separate from other funds, and, unless otherwise required by law, Tenant shall not be entitled to any interest on the Security Deposit. In no event or circumstance shall Tenant have the right to any use of the Security Deposit and, specifically, Tenant may not use the Security Deposit as a credit or to otherwise offset any payments required hereunder, including, but not limited to, Rent or any portion thereof.

20.2 LETTER OF CREDIT. Simultaneously with Tenant's delivery to Landlord of this Lease and the first month's Base Rent in accordance with the provisions of Section 3 above, Tenant shall deliver to Landlord, as collateral for the full and faithful performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease, an irrevocable and unconditional negotiable letter of credit, in the form and containing the terms required herein, payable in the City of Alameda, California running in favor of Landlord issued by a solvent nationally recognized bank with a long term rating of BBB or higher, under the supervision of the Superintendent of Banks of the State of California, or a National Banking Association, in the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) ("Initial Letter of Credit"). Upon the RP Commencement Date, the face amount of the Letter of Credit shall be increased to be Two Million Dollars ($2,000,000.00). The Letter of Credit shall be (a) at sight and irrevocable and unconditional, (b) maintained in effect, whether through replacement, renewal or extension, for the entire Lease Term (the "Letter of Credit Expiration Date") and Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the Letter of Credit, without any action whatsoever on the part of Landlord, (c) subject to the International Standby Practices (1998-Rev) International Chamber of Commerce Publication #590, (d) acceptable to Landlord in its sole, but reasonable, discretion, and (e) fully assignable by Landlord and permit partial draws. In addition to the foregoing, the form and terms of the Letter of Credit (and the bank issuing the same) shall be acceptable to Landlord, in Landlord's sole, but reasonable, discretion, and shall provide, among other things, in effect that: (1) Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the Letter of Credit upon the presentation to the issuing bank of Landlord's (or Landlord's then managing agent's) statement that such amount is due to Landlord under the terms and conditions of this Lease, it being understood that if Landlord or its managing agent be a limited liability company, corporation, partnership or other entity, then such statement shall be signed by a managing member (if a limited liability company) an officer (if a corporation), a general partner (if a partnership), or any authorized party (if another entity); (2) the Letter of Credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement; and (3) in the event of a transfer of Landlord's interest in the Building, Landlord shall transfer the Letter of Credit, in whole or in part (or cause a substitute letter of credit to be delivered, as applicable), to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole or any portion of said Letter of Credit to a new Landlord. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any default on the part of Tenant hereunder which continues beyond any applicable notice and cure periods. Tenant further acknowledges and agrees that if Landlord cannot draw upon the Letter of Credit within the times and in the manner as anticipated by Landlord herein, Landlord shall suffer irreparable damage, harm and injury. From time to time during the Term of this Lease it is anticipated by the parties that the Letter of Credit will need to be amended, modified and, possibly reissued. Landlord and Tenant hereby covenant and agree to cooperate with one another to promptly effectuate any such amendments, modifications and new issuances, including without limitation, executing and submitting to the Issuer any and all documents or instruments as may be reasonably required to effectuate same. Each and every time during the Term of this Lease there is a change in the identity or address of the parties, including without limitation, any change in the identity of Landlord due to the sale, transfer or other conveyance by Landlord of its rights and interests in, to and under this Lease to any other party, person or entity, the Letter of Credit shall immediately be amended or reissued to reflect such changes and the parties hereby agree to execute and submit to the Issuer such further applications, documents and instruments as may be necessary to effectuate same. It is the intention of the parties that each and every successor and assign of both Landlord and Tenant be bound by and subject to the terms and provisions of this Section 20.2. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, assign all or any portion of its interest in and to the Letter of Credit to another party, person or entity, regardless of whether or not such assignment is separate from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. If, as a result of any such application of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than One Million Five Hundred Thousand Dollars ($1,500,000.00) or Two Million Dollars ($2,000,000.00), as applicable, Tenant shall within five (5) days thereafter provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) or Two Million Dollars ($2,000,000.00), as applicable, and each such additional (or replacement) letter of credit shall comply with all of the provisions of this

Section 20.2, and if Tenant fails to do so, notwithstanding anything to the contrary contained in Article 19 hereof, the same shall constitute an incurable default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the Letter of Credit expires earlier than the Letter of Credit Expiration Date, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration thereof), which shall be irrevocable and automatically renewable as above provided through the Letter of Credit Expiration Date upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord in its sole, but reasonable, discretion. However, if the Letter of Credit is not timely renewed or a substitute letter of credit is not timely received, or if Tenant fails to maintain the Letter of Credit in the amount and terms set forth in this Section 20.2, Landlord shall have the right to present such Letter of Credit to the bank in accordance with the terms of this Section 20.2, and the entire sum evidenced thereby shall be paid to and held by Landlord as collateral for performance of all of Tenant's obligations under this Lease and for all losses and damages Landlord may suffer as a result of any default by Tenant under this Lease. If there shall occur a default under this Lease as set forth in Article 19 hereof, Landlord may, but without obligation to do so, draw upon the Letter of Credit, in part or in whole, in such amount as is reasonably necessary to cure any default of Tenant and/or to compensate Landlord for any and all damages of any kind or nature sustained or which may be sustained by Landlord resulting from Tenant's default. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the Letter of Credit, either prior to or following a "draw" by Landlord of any portion of the Letter of Credit, regardless of whether any dispute exists between Tenant and Landlord as to Landlord's right to draw from the Letter of Credit. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Landlord and Tenant acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor be (i) deemed to be or treated as a "security deposit" within the meaning of California Civil Code Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), (ii) subject to the terms of such

Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), or (iii) intended to serve as a "security deposit" within the meaning of such Section 1950.7 (as supplemented, amended, replaced and substituted from time to time). The parties hereto recite that with respect to the Letter of Credit, (x) the Letter of Credit is not intended to serve as a security deposit and such Section 1950.7 (as supplemented, amended, replaced and substituted from time to time), and any and all other laws, rules and regulations applicable to security deposits in the commercial context ("Security Deposit Laws") shall have no applicability or relevancy to the Letter of Credit and (y) Tenant waives any and all rights, duties and obligations it may now or, in the future, will have relating to or arising from the Security Deposit Laws.

Notwithstanding the foregoing, if, after the first five (5) years of the Lease Term have elapsed, Tenant is not in default in the terms of this Lease and Tenant has completed four (4) consecutive quarters of positive "EBITDA" (earnings before interest expense, income taxes, depreciation and amortization expense, as certified to Landlord by Tenant's independent certified public accounting firm), Tenant may then, and at six month intervals thereafter reduce the amount of the Letter of Credit by equal amounts such that at the expiration of the Term, the Letter of Credit would be reduced to zero. Notwithstanding the foregoing, if at any time after the Letter of Credit has been reduced pursuant to the foregoing, Tenant has two consecutive quarters in which EBITDA is negative, then the Letter of Credit shall remain as is then in effect and shall not be further reduced until such time as Tenant has four (4) consecutive quarters of positive EBITDA, at which time the reductions shall resume in the semi-annual amounts previously calculated. In the event that Tenant is entitled to have the Letter of Credit reduced, Landlord shall cooperate with Tenant by exchanging with Tenant the existing Letter of Credit for the new Letter of Credit in the reduced amount.

ARTICLE 21 - COMPLIANCE WITH LAW

Tenant shall not do anything or suffer anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or other governmental or quasi-governmental rule, regulation or requirement now in force or which may hereafter be enacted or promulgated. At its sole cost and expense, Tenant shall promptly comply with all such governmental measures, other than the making of structural changes or changes to the Building's life safety system or are required to correct violations of law that existed as of the Commencement Date (collectively the "Excluded Changes") except to the extent such Excluded Changes are required due to Tenant's alterations, improvements, modifications or additions to or Tenant's specific manner of use of the Premises. In addition, Tenant shall fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, and in connection therewith, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities. The judgment of any court of competent jurisdiction or the admission of Tenant in any judicial action, regardless of whether Landlord is a party thereto, that Tenant has violated any of said governmental measures, shall be conclusive of that fact as between Landlord and Tenant.

ARTICLE 22 - ENTRY BY LANDLORD

Landlord reserves the right at all reasonable times and upon 24 hours' prior notice (except in the case of emergency) to Tenant to enter the Premises to (i) inspect them; (ii) show the Premises to prospective purchasers, mortgagees or tenants, or to the ground or underlying lessors; (iii) to post notices of non-responsibility; (iv) alter, improve or repair the Premises or the Building if necessary to comply with current building codes or other applicable laws, any recorded covenants, conditions and restrictions ("CC&Rs"), or for structural alterations, repairs or improvements to the Building, or as Landlord may otherwise reasonably desire or deem necessary; or (v) perform and take actions necessary to comply with the requirements and/or restrictions set forth in any CC&Rs. Notwithstanding anything to the contrary contained in this Article 22, Landlord may enter the Premises at any time, without notice to Tenant, to perform janitorial or other services required of Landlord pursuant to this Lease. Any such entries shall be subject to Tenant's reasonable security requirements and shall be without the abatement of Rent and shall include the right to take such reasonable steps as required to accomplish the stated purposes, provided that Landlord shall use its best efforts to minimize any disruption to the business being carried on in the Premises during any such entry. Tenant hereby waives any claims for damages or for any injuries or inconvenience to or interference with Tenant's business, lost profits, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, unless due to Landlord's gross negligence, willful misconduct or a breach of this Lease. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant's vaults, safes and special security areas designated in advance by Tenant. In an emergency, Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises.

ARTICLE 23 - TENANT PARKING

Tenant shall have the right to use, free from charge, up to the number of undesignated, unreserved parking spaces set forth in Section 11 of the Summary for parking in the Building Parking Facility. From and after the earlier to occur of the RP Commencement Date, the number of undesignated, unreserved parking spaces available to Tenant shall be increased to 223. Landlord shall not be required to enforce Tenant's right to use such parking spaces. Tenant shall abide, and cause its employees, representatives and visitors who utilize the Building Parking Facility to abide, by all parking rules and regulations for parking in the Building Parking Facility, as may be adopted and/or modified by Landlord and/or Landlord's parking operator from time to time.

ARTICLE 24 - MISCELLANEOUS PROVISIONS

24.1 TERMS; CAPTIONS. The necessary grammatical changes required to make the provisions hereof apply either to corporations or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. The captions of Articles and Sections are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Articles and Sections.

24.2 BINDING EFFECT. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of Landlord and of Tenant, but also of their respective successors or assigns, provided this clause shall not permit any assignment by Tenant contrary to the provisions of Article 14 of this Lease.

24.3 NO WAIVER. No waiver of any provision of this Lease shall be implied by any failure of a party to enforce any remedy on account of the violation of such provision, even if such violation shall continue or be repeated subsequently, any waiver by a party of any provision of this Lease may only be in writing, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by Landlord from Tenant after the termination of this Lease shall in any way alter the length of the Lease Term or of Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend the Lease Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.

24.4 MODIFICATION OF LEASE. Should any current or prospective mortgagee or ground lessor for the Building require a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights or obligations of Tenant hereunder, then and in such event, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) days following the request therefor. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Lease Term, Tenant agrees to execute such short form of Lease and to deliver the same to Landlord within ten (10) days following the request therefor.

24.5 TRANSFER OF LANDLORD'S INTEREST. Tenant acknowledges that Landlord has the right to transfer all or any portion of its interest in the Real Property and Building and in this Lease, and Tenant agrees that in the event of any such transfer, Landlord shall automatically be released from all further liability under this Lease and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder after the date of transfer. The liability of Landlord under this Lease is limited to its actual period of ownership of title to the Building. The liability of any transferee of Landlord shall be limited to the interest of such transferee in the Real Property, Complex and Building and such transferee shall be without personal liability under this Lease, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to Landlord for the performance of its obligations hereunder.

24.6 PROHIBITION AGAINST RECORDING. Except as provided in Section 24.4 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

24.7 LANDLORD'S TITLE; AIR RIGHTS. Landlord's title is and always shall be paramount to the title of Tenant. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

24.8 TENANT'S SIGNS. Tenant shall be entitled, at its sole cost and expense, to one (1) identification sign outside of the Premises on the floor on which the Premises are located. The location, quality, design, style, lighting and size of such sign shall be consistent with the Landlord's Building standard signage program and shall be subject to Landlord's prior written approval, in its reasonable discretion. Subject to final agreement with the Existing Tenant, Tenant shall have rights to one-half (1/2) of the monument sign currently used by the Existing Tenant. Upon the earlier to occur of the RP Commencement Date, Tenant shall have exclusive rights to the entire monument sign. Upon the expiration or earlier termination of this Lease, Tenant shall be responsible, at its sole cost and expense, for the removal of such signage and the repair of all damage to the Building caused by such removal. Except for such identification sign, Tenant may not install any signs on the exterior or roof of the Building or the Common Areas of the Building, the Complex or the Real Property. Any signs, window coverings, or blinds (even if the same are located behind the Landlord approved window coverings for the Building), or other items visible from the exterior of the Premises or Building are subject to the prior approval of Landlord, in its sole and absolute discretion.

24.9 RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venturer or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

24.10 APPLICATION OF PAYMENTS. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease, regardless of Tenant's designation of such payments, to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord, in its sole discretion, may elect.

24.11 TIME OF ESSENCE. Time is of the essence of this Lease and each of its provisions.

24.12 PARTIAL INVALIDITY. If any term, provision or condition contained in this Lease shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, provision or condition to persons or circumstances other than those with respect to which it is invalid or unenforceable, shall not be affected thereby, and each and every other term, provision and condition of this Lease shall be valid and enforceable to the fullest extent possible permitted by law.

24.13 NO WARRANTY. In executing and delivering this Lease, Tenant has not relied on any representation, including, but not limited to, any representation whatsoever as to the amount of any item comprising Additional Rent or the amount of the Additional Rent in the aggregate or that Landlord is furnishing the same services to other tenants, at all, on the same level or on the same basis, or any warranty or any statement of Landlord which is not set forth herein or in one or more of the Exhibits attached hereto.

24.14 LANDLORD EXCULPATION. It is expressly understood and agreed that notwithstanding anything in this Lease to the contrary, and notwithstanding any applicable law to the contrary, the liability of Landlord and the Landlord Parties hereunder (including any successor landlord) and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building, and neither Landlord, nor any of the Landlord Parties shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

24.15 ENTIRE AGREEMENT. It is understood and acknowledged that there are no oral agreements between the parties hereto affecting this Lease and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof, and none thereof shall be used to interpret or construe this Lease. This Lease and any side letter or separate agreement executed by Landlord and Tenant in connection with this Lease and dated of even date herewith contain all of the terms, covenants, conditions, warranties and agreements of the parties relating in any manner to the rental, use and occupancy of the Premises, shall be considered to be the only agreement between the parties hereto and their representatives and agents, and none of the terms, covenants, conditions or provisions of this Lease can be modified, deleted or added to except in writing signed by the parties hereto. All negotiations and oral agreements acceptable to both parties have been merged into and are included herein. There are no other representations or warranties between the parties, and all reliance with respect to representations is based totally upon the representations and agreements contained in this Lease.

24.16 RIGHT TO LEASE. Landlord reserves the absolute right to effect such other tenancies in the Building as Landlord in the exercise of its sole business judgment shall determine to best promote the interests of the Building. Tenant does not rely on the fact, nor does Landlord represent, that any specific tenant or type or number of tenants shall, during the Lease Term, occupy any space in the Building.

24.17 FORCE MAJEURE. Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond the reasonable control of the party obligated to perform, except with respect to the obligations imposed with regard to Rent and other charges to be paid by Tenant pursuant to this Lease (collectively, the "Force Majeure"), notwithstanding anything to the contrary contained in this Lease, shall excuse the performance of such party for a period equal to any such prevention, delay or stoppage and, therefore, if this Lease specifies a time period for performance of an obligation of either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

24.18 WAIVER OF REDEMPTION BY TENANT. Tenant hereby waives for Tenant and for all those claiming under Tenant all right now or hereafter existing to redeem by order or judgment of any court or by any legal process or writ, Tenant's right of occupancy of the Premises after any termination of this Lease.

24.19 NOTICES. All notices, demands, statements or communications (collectively, "Notices") given or required to be given by either party to the other hereunder shall be in writing, shall be sent by United States certified or registered mail, postage prepaid, return receipt requested, or delivered personally (i) to Tenant at the appropriate address set forth in Section 5 of the Summary, or to such other place as Tenant may from time to time designate in a Notice to Landlord; or (ii) to Landlord at the addresses of Landlord's agent set forth in Section 3 of the Summary, or to such other firm or to such other place as Landlord may from time to time designate in a Notice to Tenant. Any Notice will be deemed given on the date it is mailed as provided in this Section 24.19 or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor written notice of any default by Landlord under the terms of this Lease by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to Tenant.

24.20 JOINT AND SEVERAL. If there is more than one Tenant, the obligations imposed upon Tenant under this Lease shall be joint and several.

24.21 AUTHORITY. If Tenant is a corporation, limited liability company or partnership, each individual executing this Lease on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Lease and that each person signing on behalf of Tenant is authorized to do so and to bind Tenant hereunder.

24.22 JURY TRIAL; ATTORNEYS' FEES. IF EITHER PARTY COMMENCES LITIGATION AGAINST THE OTHER FOR THE SPECIFIC PERFORMANCE OF THIS LEASE, FOR DAMAGES FOR THE BREACH HEREOF OR OTHERWISE FOR ENFORCEMENT, PROTECTION OR ESTABLISHMENT OF ANY RIGHT OR REMEDY HEREUNDER, THE PARTIES HERETO AGREE TO AND HEREBY DO WAIVE ANY RIGHT TO A TRIAL BY JURY. In the event of any such commencement of litigation, the prevailing party shall be entitled to recover from the other party such costs and reasonable attorneys' fees as may have been incurred, including any and all costs incurred in enforcing, perfecting and executing such judgment.

24.23 GOVERNING LAW. This Lease shall be construed and enforced in accordance with the laws of the state in which the Building is located.

24.24 SUBMISSION OF LEASE. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

24.25 BROKERS. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, excepting only the real estate brokers or agents specified in Section 12 of the Summary (the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this Lease. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made for a fee or commission by any real estate broker, agent or finder in connection with the Premises and this Lease other than Brokers, if any, and the payment of the Brokers by Landlord (which payment is Landlord's sole responsibility) resulting from the actions of the indemnifying party. Any real estate brokerage commission or finder's fee payable to the Brokers in connection with this Lease shall only be payable and applicable to the extent of the initial term of the Lease, be paid by Landlord and shall be payable 50% upon mutual lease execution and delivery, 25% upon occupancy of the Initial Premises, and 25% upon occupancy of the Remaining Premises. Unless expressly agreed to in writing by Landlord and Brokers, no real estate brokerage commission or finder's fee shall be owed to, or otherwise payable to, the Brokers for any renewals or other extensions of the initial term of this Lease or for any additional space leased by Tenant other than the Premises as same exists as of the date on which Tenant executes this Lease. Tenant further represents and warrants to Landlord that Tenant will not receive (i) any portion of any brokerage commission or finder's fee payable to the Broker(s) in connection with this Lease or (ii) any other form of compensation or incentive from the Broker(s) with respect to this Lease.

24.26 INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord's expense or to any setoff of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Complex, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above. Each provision to be performed by Tenant hereunder shall be deemed to be both a covenant and a condition.

24.27 BUILDING NAME AND SIGNAGE. Landlord shall have the right at any time to change the name of the Building and to install, affix and maintain any and all signs on the exterior and on the interior of the Building as Landlord may, in Landlord's sole discretion, desire. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord. Landlord shall not use the name of the Tenant in advertising or other publicity, without the prior written consent of Tenant, except in connection with the proposed sale, financing, joint venture or other investment in the Building, Complex or Real Property.

24.28 BUILDING DIRECTORY. As of the Commencement Date Tenant shall be entitled to one (1) line on the Building directory to display Tenant's name and location in the Building. Tenant shall be entitled to the entire Building directory as of the RP Commencement Date.

24.29 CONFIDENTIALITY. Tenant acknowledges that the content of this Lease and any related documents are confidential information. Tenant shall keep such confidential information strictly confidential and shall not disclose such confidential information to any person or entity other than Tenant's financial, legal, and space planning consultants, or as may be required by law.

24.30 LANDLORD RENOVATIONS. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Premises, Building, Complex, Real Property, or any part thereof and that no representations or warranties respecting the condition of the Premises, the Building, the Complex or the Real Property have been made by Landlord to Tenant, except as specifically set forth in this Lease.

However, Tenant acknowledges that Landlord may from time to time, at Landlord's sole option, renovate, improve, alter, or modify (collectively, the "Renovations") the Building, Premises, Complex and/or Real Property, including without limitation the Building Parking Facility, Common Areas, systems and equipment, roof, and structural portions of the same, which Renovations may include, without limitation, (i) modifying the Common Areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions, and building safety and security, and (ii) installing new carpeting, lighting, and wall coverings in the Building Common Areas, and in connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in the Building, limit or eliminate access to portions of the Complex and/or Real Property, including portions of the Common Areas, or perform work in the Building, which work may create noise, dust or leave debris in the Building. Tenant hereby agrees that such Renovations and Landlord's actions in connection with such Renovations shall in no way constitute a constructive eviction of Tenant nor entitle Tenant to any abatement of Rent. Landlord shall have no responsibility or for any reason be liable to Tenant for any direct or indirect injury to or interference with Tenant's business arising from the Renovations, nor shall Tenant be entitled to any compensation or damages from Landlord for loss of the use of the whole or any part of the Premises or of Tenant's personal property or improvements resulting from the Renovations or Landlord's actions in connection with such Renovations, or for any inconvenience or annoyance occasioned by such Renovations or Landlord's actions in connection with such Renovations. Landlord's right pursuant to this paragraph 24.30 shall be subject to the condition that exercise of any of such rights shall not unreasonably interfere with Tenant's use of the Premises, or decrease the number of Tenant's parking spaces below the number required to be provided hereunder.

24.31 [OMITTED]

24.32 MERGER. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof by Landlord and Tenant, or a termination of this Lease by Landlord for a material default by Tenant hereunder, shall not work a merger, and, at the sole option of Landlord, (i) shall terminate all or any existing subleases or subtenancies, or (ii) may operate as an assignment to Landlord of any or all of such subleases or subtenancies. Landlord's election of either or both of the foregoing options shall be exercised by delivery by Landlord of written notice thereof to Tenant and all known subtenants under any sublease.

ARTICLE 25 - MORTGAGEE PROTECTION

Upon any default on the part of Landlord, Tenant will give written notice by registered or certified mail to any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises who has provided Tenant with notice of their interest together with an address for receiving notice, and shall offer such beneficiary or mortgagee a reasonable opportunity to cure the default (which, in no event shall be less than ninety (90) days), including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure. If such default cannot be cured within such time period, then such additional time as may be necessary will be given to such beneficiary or mortgagee to effect such cure so long as such beneficiary or mortgagee has commenced the cure within the original time period and thereafter diligently pursues such cure to completion, in which event this Lease shall not be terminated while such cure is being diligently pursued. Tenant agrees that each lender to whom this Lease has been assigned by Landlord is an express third party beneficiary hereof. Tenant shall not make any prepayment of Rent more than one (1) month in advance without the prior written consent of each such lender, except if Tenant is required to make quarterly payments of Rent in advance pursuant to the provisions of this Lease. Tenant waives the collection of any deposit from such lender(s) or any purchaser at a foreclosure sale of such lender(s)' deed of trust unless the lender(s) or such purchaser shall have actually received and not refunded the deposit. Tenant agrees to make all payments under this Lease to the lender with the most senior encumbrance upon receiving a direction, in writing, to pay said amounts to such lender. Tenant shall comply with such written direction to pay without determining whether an event of default exists under such lender's loan to Landlord.

ARTICLE 26 - AMERICANS WITH DISABILITIES ACT

Landlord and Tenant hereby agree and acknowledge that the Premises, the Building, the Complex and/or the Real Property may be subject to the requirements of the Americans with Disabilities Act, a federal law codified at 42 U.S.C. 12101 et seq., including, but not limited to Title III thereof, all regulations and guidelines related thereto, together with any and all laws, rules, regulations, ordinances, codes and statutes now or hereafter enacted by local or state agencies having jurisdiction thereof, including all requirements of Title 24 of the State of California, as the same may be in effect on the date of this Lease and may be hereafter modified, amended or supplemented (collectively, the "ADA"). Any Alterations to be constructed hereunder shall be in compliance with the requirements of the ADA, and all costs incurred for purposes of compliance therewith shall be a part of and included in the costs of the Alterations. Tenant shall be solely responsible for conducting its own independent investigation of this matter and for ensuring that the design of all Alterations strictly comply with all requirements of the ADA. Subject to reimbursement as part of Operating Expenses, if any barrier removal work or other work is required to the Building, the Common Areas, or the Complex under the ADA, then such work shall be the responsibility of Landlord; provided, if such work is required under the ADA as a result of Tenant's particular use of the Premises or any work or alteration made to the Premises by or on behalf of Tenant, then such work shall be performed by Landlord at the sole cost and expense of Tenant. Except as otherwise expressly provided in this Article 26, Tenant shall be responsible at its sole cost and expense for fully and faithfully complying with all applicable requirements of the ADA, including without limitation, not discriminating against any disabled persons in the operation of Tenant's business in or about the Premises, and offering or otherwise providing auxiliary aids and services as, and when, required by the ADA. Within ten (10) days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other with copies of (as applicable), any notices alleging violation of the ADA relating to any portion of the Premises or the Building; any claims made or threatened in writing regarding noncompliance with the ADA and relating to any portion of the Premises or the Building; or any governmental or regulatory actions or investigations instituted or threatened regarding noncompliance with the ADA and relating to any portion of the Premises or the Building. Tenant shall and hereby agrees to protect, defend (with counsel acceptable to Landlord) and hold Landlord and the other Indemnitees harmless and indemnify the Indemnitees from and against all liabilities, damages, claims, losses, penalties, judgments, charges and expenses (including reasonable attorneys' fees, costs of court and expenses necessary in the prosecution or defense of any litigation including the enforcement of this provision) arising from or in any way related to, directly or indirectly, Tenant's or Tenant's Representatives' violation or alleged violation of the ADA. Tenant agrees that the indemnity obligations of Tenant herein accruing during the Term hereof shall survive the expiration or earlier termination of this Lease.

ARTICLE 27 - HAZARDOUS MATERIALS

27.1 DEFINITION OF HAZARDOUS MATERIALS. As used in this Lease, the term Hazardous Materials shall mean and include (a) any hazardous or toxic wastes, materials or substances, and other pollutants or contaminants, which are or become regulated by any Environmental Laws; (b) petroleum, petroleum by products, gasoline, diesel fuel, crude oil or any fraction thereof; (c) asbestos and asbestos containing material, in any form, whether friable or non-friable;

(d) polychlorinated biphenyls; (e) radioactive materials; (f) lead and lead-containing materials; (g) any other material, waste or substance displaying toxic, reactive, ignitable or corrosive characteristics, as all such terms are used in their broadest sense, and are defined or become defined by any Environmental Law (defined below); or (h) any materials which cause or threatens to cause a nuisance upon or waste to any portion of the Premises, the Building, the Real Property, the Complex or any surrounding property; or poses or threatens to pose a hazard to the health and safety of persons on the Premises or any surrounding property.

27.2 PROHIBITION; ENVIRONMENTAL LAWS. Except for nominal amounts of ordinary household cleaners, office supplies and janitorial supplies which are not regulated by any Environmental Laws, Tenant shall not use nor store any Hazardous Materials on, in, or about any portion of the Premises, the Building, the Complex, the Real Property without, in each instance, obtaining Landlord's prior written consent thereto. In all events any usage or storage of any Hazardous Materials by Tenant shall be in full compliance with any and all local, state and federal environmental, health and/or safety-related laws, statutes, orders, standards, courts' decisions, ordinances, rules and regulations (as interpreted by judicial and administrative decisions), decrees, directives, guidelines, permits or permit conditions, currently existing and as amended, enacted, issued or adopted in the future which are or become applicable to Tenant or all or any portion of the Premises (collectively, the "Environmental Laws"). Landlord shall have the right at all times during the Lease Term following no less than 24 hours' notice (except in case of emergency), and subject to Tenant's reasonable security requirements to (i) inspect the Premises, (ii) conduct tests and investigations to determine whether Tenant is in compliance with the provisions of this Article 27, and (iii) request lists of all Hazardous Materials used, stored or otherwise located in, on or about any portion of the Premises. The cost of all such inspections, tests and investigations shall be borne solely by Tenant, if Landlord reasonably determines that Tenant or any of Tenant's Representatives are directly or indirectly responsible in any manner for any contamination revealed by such inspections, tests and investigations. The aforementioned rights granted herein to Landlord and its representatives shall not create (a) a duty on Landlord's part to inspect, test, investigate, monitor or otherwise observe the Premises or the activities of Tenant and Tenant's Representatives with respect to Hazardous Materials, including without limitation, Tenant's operation, use and any remediation related thereto, or (b) liability on the part of Landlord and its representatives for Tenant's use, storage, disposal or remediation of Hazardous Materials, it being understood that Tenant shall be solely responsible for all liability in connection therewith.

27.3 TENANT'S ENVIRONMENTAL OBLIGATIONS. Tenant, at its sole cost and expense, covenants and warrants to promptly investigate, clean up, remove, restore and otherwise remediate (including, without limitation, preparation of any feasibility studies or reports and the performance of any and all closures) any spill, release, discharge, disposal, emission, migration or transportation of Hazardous Materials arising from or related to the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives such that the affected portions of the Premises, Building, Complex, Real Property and any adjacent property are returned to the condition existing prior to the appearance of such Hazardous Materials. Any such investigation, clean up, removal, restoration and other remediation shall only be performed after Tenant has obtained Landlord's prior written consent, which consent shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on any portion of the Premises, the Building, the Real Property or the Complex. Notwithstanding the foregoing, Tenant shall be entitled to respond immediately to an emergency without first obtaining Landlord's prior written consent. Tenant, at its sole cost and expense, shall conduct and perform, or cause to be conducted and performed, all closures as required by any Environmental Laws or any agencies or other governmental authorities having jurisdiction thereof. If Tenant fails to so promptly investigate, clean up, remove, restore, provide closure or otherwise so remediate, Landlord may, but without obligation to do so, take any and all steps necessary to rectify the same and Tenant shall promptly reimburse Landlord, upon demand, for all costs and expenses to Landlord of performing investigation, clean up, removal, restoration, closure and remediation work. All such work undertaken by Tenant, as required herein, shall be performed in such a manner so as to enable Landlord to make full economic use of the Premises, the Building, the Real Property and the Complex after the satisfactory completion of such work.

27.4 ENVIRONMENTAL INDEMNITY. In addition to Tenant's obligations as set forth hereinabove, Tenant shall, protect, indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord and the other Indemnitees harmless from and against any and all claims, judgments, damages, penalties, fines, liabilities, losses (including, without limitation, diminution in value of any portion of the Premises, the Building, the Real Property or the Complex, damages for the loss of or restriction on the use of rentable or usable space, and from any adverse impact of Landlord's marketing of any space within the Building and/or Complex), suits, administrative proceedings and costs (including, but not limited to, attorneys' and consultant fees and court costs) arising at any time during or after the Lease Term in connection with or related to, directly or indirectly, the use, presence, transportation, storage, disposal, migration, removal, spill, release or discharge of Hazardous Materials on, in or about any portion of the Premises, the Common Areas, the Building, the Real Property or the Complex as a result (directly or indirectly) of the intentional or negligent acts or omissions of Tenant or any of Tenant's Representatives. Neither the written consent of Landlord to the presence, use or storage of Hazardous Materials in, on, under or about any portion of the Premises, the Building, the Real Property and/or the Complex, nor the strict compliance by Tenant with all Environmental Laws shall excuse Tenant from its obligations of indemnification pursuant hereto. Tenant shall not be relieved of its indemnification obligations under the provisions of this Section 27.4 due to Landlord's status as either an "owner" or "operator" under any Environmental Laws.

27.5 SURVIVAL. Tenant's obligations and liabilities pursuant to the provisions of this Article 27 shall survive the expiration or earlier termination of this Lease. If it is determined by Landlord's consultants that the condition of all or any portion of the Premises, the Building, the Real Property and/or the Complex is not in compliance with the provisions of this Lease with respect to Hazardous Materials, including without limitation, all Environmental Laws at the expiration or earlier termination of this Lease, then in Landlord's sole discretion, Landlord may require Tenant to hold over possession of the Premises until Tenant can surrender the Premises to Landlord in the condition in which the Premises existed as of the Lease Commencement Date and prior to the appearance of such Hazardous Materials except for reasonable wear and tear, including without limitation, the conduct or performance of any closures as required by any Environmental Laws. The burden of proof hereunder shall be upon Tenant. For purposes hereof, the term "reasonable wear and tear" shall not include any deterioration in the condition or diminution of the value of any portion of the Premises, the Building, the Real Property and/or the Complex in any manner whatsoever related to directly, or indirectly, Hazardous Materials. Any such holdover by Tenant will be with Landlord's consent and will not be terminable by Tenant in any event or circumstance.

27.6 EXCULPATION OF TENANT: Tenant shall not be liable to Landlord for or otherwise obligated to Landlord under any provision of the Lease with respect to the following: (i) any claim, remediation, obligation, investigation, obligation, liability, cause of action, attorney's fees, consultants' cost, expense or damage resulting from any Hazardous Materials present in, on or about the Premises, the Building, the Real Property or the Complex to the extent not caused nor otherwise permitted, directly or indirectly, by Tenant or Tenant's Representatives; or (ii) the removal, investigation, monitoring or remediation of any Hazardous Material present in, on or about the Premises, the Building, the Real Property or the Complex directly caused by any source, including third parties, other than Tenant or Tenant's Representatives; provided, however, Tenant shall be fully liable for and otherwise obligated to Landlord under the provisions of this Lease for all liabilities, costs, damages, penalties, claims, judgments, expenses (including without limitation, attorneys' and experts' fees and costs) and losses to the extent (a) Tenant or any of Tenant's Representatives contributes to the presence of such Hazardous Materials, or Tenant and/or any of Tenant's Representatives exacerbates the conditions caused by such Hazardous Materials, or (b) Tenant and/or Tenant's Representatives allows or permits persons over which Tenant or any of Tenant's Representatives has control, and/or for which Tenant or any of Tenant's Representatives are legally responsible for, to cause such Hazardous Materials to be present in, on, under, through or about any portion of the Premises, the Common Areas, the Building, the Real Property or the Complex, or (c) Tenant and/or any of Tenant's Representatives does not take all reasonably appropriate actions to prevent such persons over which Tenant or any of Tenant's Representatives has control and/or for which Tenant or any of Tenant's Representatives are legally responsible from causing the presence of Hazardous Materials in, on, under, through or about any portion of the Premises, the Common Areas, the Building, the Real Property or the Complex.

ARTICLE 28 - FINANCIAL STATEMENTS

Tenant, for the reliance of Landlord, any lender holding or anticipated to acquire a lien upon the Premises, the Building, the Real Property or the Complex or any portion thereof, or any prospective purchaser of the Building, the Real Property or the Complex or any portion thereof, within ten (10) days after Landlord's request therefor, but not more often than once annually so long as Tenant is not in default of this Lease, shall deliver to Landlord the then current audited financial statements of Tenant (including interim periods following the end of the last fiscal year for which annual statements are available) which statements shall be prepared or compiled by a certified public accountant and shall present fairly the financial condition of Tenant at such dates and the result of its operations and changes in its financial positions for the periods ended on such dates. If an audited financial statement has not been prepared, Tenant shall provide Landlord with an unaudited financial statement and/or such other information, the type and form of which are acceptable to Landlord in Landlord's reasonable discretion, which reflects the financial condition of Tenant. If Landlord so requests, Tenant shall deliver to Landlord an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed the day and date first above written

TENANT:

AVIGEN, INC.,
a Delaware corporation

By:	/s/ JOHN MONAHAN
Name:	John Monahan
Title:	President & CEO

By:	/s/ THOMAS J. PAULSON
Name:	Thomas J. Paulson
Title:	VP-Finance, CFO
Date:	11/3/00

LANDLORD:

LINCOLN-RECP EMPIRE OPCO, LLC,
a Delaware limited liability company

By: LEGACY PARTNERS COMMERCIAL, INC.,
as manager and agent for Lincoln-RECP Empire OPCO, LLC

	By:	/s/ ROBERT F. PHIPPS
Senior Vice President

Date:

EXHIBIT A
OUTLINE OF FLOOR PLAN OF PREMISES

A-1

EXHIBIT B
[INTENTIONALLY OMITTED]

B-1

EXHIBIT C
AMENDMENT TO LEASE

This AMENDMENT TO LEASE ("Amendment") is made and entered into effective as of November 2, 2000, by and between LINCOLN-RECP EMPIRE OPCO, LLC, a Delaware limited liability company ("Landlord"), and AVIGEN, INC., a Delaware corporation ("Tenant"), with reference to the following facts.

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease dated as of _____________________ (the "Lease") pursuant to which Landlord leased to Tenant and Tenant leased from Landlord certain "Premises", as described in the Lease, known as Suite ____ of the Building located at 1301 Harbor Bay Parkway, Alameda, California 94502.

B. Except as otherwise set forth herein, all capitalized terms used in this Amendment shall have the same meaning given such terms in the Lease.

C. Landlord and Tenant desire to amend the Lease to confirm the commencement and expiration dates of the term, as hereinafter provided.

NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. CONFIRMATION OF DATES. The parties hereby confirm that (a) the Premises are Substantially Complete, (b) the term of the Lease commenced as of ____________________ (the "Lease Commencement Date") for a term of _________________________ ending on _______________________ (the "Lease Expiration Date") (unless sooner terminated as provided in the Lease and (c) in accordance with the Lease, Rent commenced to accrue on _______________________________.

2. NO FURTHER MODIFICATION. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, this Amendment to Lease has been executed as of the day and year first above written.

TENANT:

AVIGEN, INC.,
a Delaware corporation

By:
Name:
Title:

By:
Name:
Title:

Date:

LANDLORD:

LINCOLN-RECP EMPIRE OPCO, LLC,
a Delaware limited liability company

By: LEGACY PARTNERS COMMERCIAL, INC.,
as manager and agent for Lincoln-RECP Empire OPCO, LLC

By:

Senior Vice President

Date:

C-1

EXHIBIT D
RULES AND REGULATIONS

Tenant shall faithfully observe and comply with the following Rules and Regulations. Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by or otherwise with respect to the acts or omissions of any other tenants or occupants of the Building. Notwithstanding anything to the contrary contained in this section, if any rule or regulation is in conflict with any term, covenant or condition of this Lease, this Lease shall prevail. In addition, no such rule or regulation, or any subsequent amendment thereto adopted by Landlord, shall in any way materially alter, reduce or adversely affect any of Tenant's rights or enlarge Tenant's obligations under this Lease.

1. Tenant shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises without obtaining Landlord's prior written consent. Tenant shall bear the cost of any lock changes or repairs required by Tenant. Two keys will be furnished by Landlord for the Premises, and any additional keys required by Tenant must be obtained from Landlord at a reasonable cost to be established by Landlord.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, unless electrical hold backs have been installed.

3. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant, its employees and agents must be sure that the doors to the Building are securely closed and locked when leaving the Premises if it is after the normal hours of business for the Building. Any tenant, its employees, agents or any other persons entering or leaving the Building at any time when it is so locked, or any time when it is considered to be after normal business hours for the Building, may be required to sign the Building register when so doing. Access to the Building may be refused unless the person seeking access has proper identification or has a previously arranged pass for access to the Building. The Landlord and his agents shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of same by any means it deems appropriate for the safety and protection of life and property.

4. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy property brought into the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property in any case. All damage done to any part of the Building, its contents, occupants or visitors by moving or maintaining any such safe or other property shall be the sole responsibility of Tenant and any expense of said damage or injury shall be borne by Tenant.

5. No oversize or overweight furniture, freight, packages, supplies, equipment or merchandise will be brought into or removed from the Building or carried up or down in the elevators, except upon prior notice to Landlord, and in such manner, in such specific elevator, and between such hours as shall be designated by Landlord. Tenant shall provide Landlord with not less than 24 hours prior notice of the need to utilize an elevator for any such purpose, so as to provide Landlord with a reasonable period to schedule such use and to install such padding or take such other actions or prescribe such procedures as are appropriate to protect against damage to the elevators or other parts of the Building.

6. Landlord shall have the right to control and operate the public portions of the Building, the public facilities, the heating and air conditioning, and any other facilities furnished for the common use of tenants, in such manner as is customary for comparable buildings in the vicinity of the Building.

7. The requirements of Tenant will be attended to only upon application at the management office of the Building or at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

8. Tenant shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate with Landlord or Landlord's agents to prevent same.

9. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or agents, shall have caused it.

10. Tenant shall not overload the floor of the Premises, nor mark, drive nails or screws, or drill into the partitions, woodwork or plaster or in any way deface the Premises or any part thereof without Landlord's consent first had and obtained. Notwithstanding the foregoing, a tenant may decorate the interior of such tenant's premises at such tenant's sole discretion provided such decorations do not impact the structural integrity of the Building and cannot be seen from the exterior of the Building or from any Common Areas of the Building.

11. Except for vending machines intended for the sole use of Tenant's employees and invitees, no vending machine or machines of any description other than fractional horsepower office machines shall be installed, maintained or operated upon the Premises without the written consent of Landlord.

12. Tenant shall not use any method of heating or air conditioning other than that which may be supplied by Landlord, without the prior written consent of Landlord.

13. Tenant shall not use or keep in or on the Premises or the Building any kerosene, gasoline or other inflammable or combustible fluid or material. Tenant shall not use, keep or permit to be used or kept, any foul or noxious gas or substance in or on the Premises, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Tenants or those having business therein.

14. Tenant shall not bring into or keep within the Building or the Premises any animals, birds, bicycles or other vehicles.

15. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the storage of merchandise, for lodging or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters' laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations, and does not cause odors which are objectionable to Landlord and other Tenants.

16. Landlord will approve where and how telephone and telegraph wires are to be introduced to the Premises. No boring or cutting for wires shall be allowed without the consent of Landlord. The location of telephone, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord.

17. Landlord reserves the right to exclude or expel from the Building any person who, in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of these Rules and Regulations.

18. Tenant, its employees and agents shall not loiter in the entrances or corridors, nor in any way obstruct the sidewalks, lobby, halls, stairways or elevators, and shall use the same only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to ensure the most effective operation of the Building's heating and air conditioning system, and shall refrain from attempting to adjust any controls.

20. Tenant shall store all its trash and garbage within the interior of the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the city in which the Building is located without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entry-ways and elevators provided for such purposes at such times as Landlord shall designate.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Tenant shall assume any and all responsibility for protecting the Premises from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed, when the Premises are not occupied.

23. No awnings or other projection shall be attached to the outside walls of the Building without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord. The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and bulb color approved by Landlord.

24. The washing and/or detailing of or, the installation of windshields, radios, telephones in or general work on, automobiles shall not be allowed on the Real Property.

25. Food vendors shall be allowed in the Building upon receipt of a written request from the Tenant. The food vendor shall service only the tenants that have a written request on file in the Building's management office. Under no circumstance shall the food vendor display their products in a public or common area including corridors and elevator lobbies. Any failure to comply with this rule shall result in immediate permanent withdrawal of the vendor from the Building.

26. Tenant must comply with requests by the Landlord concerning the informing of their employees of items of importance to the Landlord.

27. Tenant shall comply with any non-smoking ordinance adopted by any applicable governmental authority.

28. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules or Regulations against any or all tenants of the Building. Landlord reserves the right at any time to change or rescind any one or more of these Rules and Regulations, or to make such other and further reasonable Rules and Regulations as in Landlord's judgment may from time to time be necessary for the management, safety, care and cleanliness of the Premises and Building, and for the preservation of good order therein, as well as for the convenience of other occupants and tenants therein. Landlord shall not be responsible to Tenant or to any other person for the nonobservance of the Rules and Regulations by another tenant or other person. Tenant shall be deemed to have read these Rules and Regulations and to have agreed to abide by them as a condition of its occupancy of the Premises.

PARKING RULES AND REGULATIONS

1. Tenant and employees of Tenant (hereinafter referred to as "Tenant") shall not park vehicles in any parking areas designated by Landlord as areas for parking by visitors to the Building. Tenant shall not leave vehicles in the Building parking areas overnight nor park any vehicles in the Building parking areas other than automobiles, motorcycles, motor driven or non-motor drive bicycles or four-wheeled trucks. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles.

2. Cars must be parked entirely within the stall lines painted on the floor of the parking areas.

3. All directional signs and arrows must be observed.

4. The speed limit shall be 5 miles per hour.

5. Parking is prohibited, unless a floor parking attendant approved by Landlord directs otherwise:

a. In areas not striped for parking;

b. In aisles;

c. Where "No Parking" or "Handicap" signs are posted;

d. On ramps;

e. In crosshatched areas; or

f. In such other areas as may be designated by Landlord or its authorized agents.

6. Parking stickers or any other device or form of identification which may be supplied by Landlord shall remain the property of Landlord. Such parking identification device must be displayed as requested and may not be mutilated in any manner.

7. Every Tenant is requested to park and lock his/her own car. All responsibility for damage to cars to be repaired is hereby assumed by Tenant. Tenant shall repair or cause to be repaired at its sole cost and expense any and all damage to the Building Parking Facility or any part thereof caused by Tenant or any of Tenant's Representatives or resulting from vehicles of Tenant or any of Tenant's Representatives.

8. Loss or theft of parking identification devices from automobiles must be reported to Landlord immediately. Any parking identification devices found on any unauthorized car will be confiscated and the illegal holder will be subject to prosecution. Lost or stolen devices previously reported and then found must be reported found to the Landlord immediately.

9. Spaces are for the express purpose of one automobile per space unless approved by Landlord or Landlord directs otherwise. Washing, waxing, cleaning or servicing of any vehicle by Tenant and/or any of Tenant's Representatives is prohibited. Storage of vehicles for periods exceeding one week is prohibited and said vehicles shall be subject to towing.

10. The Landlord reserves the right to refuse the issuance of monthly stickers or other parking identification devices to any Tenant or person and/or his agents or representatives who willfully refuse to comply with the above Rules and Regulations or any city, state or federal ordinance, rule, regulation, law or agreement. Tenant shall not load or unload in areas other than those designated by Landlord for such activities.

11. Tenants and any of Tenant's Representatives parked in prohibited areas are subject to towing at their own expense.

EXHIBIT E
FORM OF TENANT'S ESTOPPEL CERTIFICATE

The undersigned, as Tenant under that certain Office Lease (the "Lease") made and entered into as of November 2, 2000 and between LINCOLN-RECP EMPIRE OPCO, LLC, a Delaware limited liability company, as Landlord, and the undersigned as Tenant, for Premises on the first (1st) and second (2nd) floor(s) of the Building located at 1301 Harbor Bay Parkway, Alameda, California hereby certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Lease Term commenced on _________.

3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

5. Tenant shall not modify the documents contained in Exhibit A or prepay any amounts owing under the Lease to Landlord in excess of thirty (30) days without the prior written consent of Landlord's mortgagee.

6. Base Rent became payable on _______________.

7. The Lease Term expires on _________________.

8. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and Landlord is not in default thereunder.

9. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease. Tenant has no options to renew or otherwise extend the term of the Lease nor any right or option to purchase all or any portion of the Premises, except as follows:

10. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

11. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through _________________. The current monthly installment of Base Rent is $__________.

12. The undersigned acknowledges that this Estoppel certificate may be delivered to Landlord's prospective mortgagee, or a prospective purchaser, and acknowledges that it recognizes that if same is done, said mortgagee, prospective mortgagee, or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this certificate is a condition of making of the loan or acquisition of such property.

13. If Tenant is a corporation, limited liability company or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the state in which the Building is located and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at __________________ on the _____ day of ______________, 20___.

TENANT:

AVIGEN, INC.,
a Delaware corporation

By:
Its:
Date:

By:
Its:
Date:

EXHIBIT 10.46

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement (the "Amendment") is made and entered into as of December 1, 2000, by and between LINCOLN-RECP EMPIRE OPCO, LLC, a California limited liability company ("Landlord") and AVIGEN, INC., a Delaware corporation ("Tenant"), with reference to the following facts.

RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated as of November 2, 2000 (the "Lease") for the leasing of certain premises consisting of approximately 67,482 rentable square feet located at 1301 Harbor Bay Parkway, Alameda, California (the "Premises") as such Premises are more fully described in the Lease, for a term commencing on December 1, 2000, and expiring on November 30, 2010.

B. Pursuant to Article 2 of the Lease, the Premises on the second floor of the Building comprising approximately 32,945 rentable square feet (the "Remaining Premises") was anticipated to be delivered to Tenant on or about October 1, 2001 (the "RP Commencement Date").

C. Tenant now wishes to, effective as of December 1, 2000, occupy approximately 22,945 rentable square feet of the Remaining Premises (the "A Remaining Premises"), rather than waiting until the RP Commencement Date to occupy any of the Remaining Premises, and wishes to occupy the entire Remaining Premises as of March 1, 2001, rather than the RP Commencement Date, and Landlord is agreeable to the same.

D. Phoenix American, Inc., a California corporation, successor in interest to Resource/Phoenix, Inc. ("Phoenix") currently occupies the balance of the Remaining Premises (the "B Remaining Premises") comprising approximately 10,000 rentable square feet pursuant to a lease from Landlord.

E. Landlord and Tenant now wish to amend the Lease upon and subject to each of the terms, conditions and provisions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant agree as follows:

1. RECITALS: Landlord and Tenant agree that the above recitals are true and correct and are hereby incorporated herein as though set forth in full.

2. MODIFICATIONS TO LEASE: Effective as of December 1, 2000 (the "Effective Date"), the Lease is hereby modified as follows:

2.1 PREMISES. ARTICLE 2 - LEASE TERM of the Lease is hereby amended such that the fifth (5th) and sixth (6th) sentences thereof shall read as follows:

"Landlord has delivered, and Tenant acknowledges having possession of, approximately 34,537 rentable square feet of the Premises on the ground floor of the Building (the "Initial Premises") to Tenant on or about the Lease Commencement Date; and Landlord anticipates delivering the balance of the Premises on the second floor of the Building comprising approximately 32,945 rentable square feet (the "Remaining Premises"), approximately 22,945 rentable square feet (the "A Remaining Premises"), as shown on Exhibit A to this Amendment, is anticipated to be delivered to Tenant on or about December 1, 2000 (the "RPA Commencement Date"); and approximately 10,000 rentable square feet (the "B Remaining Premises"), as shown on Exhibit A to this Amendment, is anticipated to be delivered to Tenant on or about March 1, 2001 (the "RPB Commencement Date"). If Landlord, for any reason, cannot deliver possession of the A Remaining Premises to Tenant on the RPA Commencement Date (in the condition that exists on the day after the Existing Tenant vacates the A Remaining Premises), or cannot deliver possession of the B Remaining Premises to Tenant on the RPB Commencement Date (in the condition that exists on the day after the Existing Tenant vacates the B Remaining Premises), in either case without any improvements, alterations, repairs, refurbishment or other modifications being made thereto (except as may be necessary to satisfy the requirements of Section 1.2 above), Landlord shall not be subject to any liability nor shall the validity of this Lease be affected; provided that the RPA Commencement Date and/or the RPB Commencement Date, as appropriate, shall be extended commensurately by the period of time Landlord is delayed in so delivering possession of the A Remaining Premises and/or the B Remaining Premises to Tenant without any improvements, alterations, repairs, refurbishment or other modifications being made thereto. Tenant's rights to use the A Remaining Premises and the B Remaining Premises shall be subject and subordinate to the rights of Phoenix; and no use by Tenant may unreasonably interfere with the rights of Phoenix to use and occupancy of Phoenix's premises."

Throughout the Lease, references to the "RP Commencement Date" shall be deemed to be references to the "RPA Commencement Date" and/or the "RPB Commencement Date", as appropriate.

2.2 RENT.

ARTICLE 3 - BASE RENT of the Lease is hereby amended as follows:

Base Rent for the A Remaining Premises is waived by the Landlord for the period from the RPA Commencement Date through the RPB Commencement Date. From and after the RPB Commencement Date, Tenant shall pay to Landlord Base Rent for both the RPA Remaining Premises and the RPB Remaining Premises at the monthly rate of $1.52 per rentable square foot, or Fifty Thousand Seventy-six Dollars and Forty Cents ($50,076.40), through May 31, 2002; and thereafter Tenant shall pay to Landlord Base Rent for both the RPA Remaining Premises and the RPB Remaining Premises at the monthly rate of $1.59 per rentable square foot, or Fifty-two Thousand Three Hundred Eighty-two Dollars and Fifty-five Cents ($52,382.55).

The second table set forth in Section 8. Base Rent (Article 3) of the Summary of Basic Lease Information in the Lease (for Base Rent for the "Remaining Premises" from the "RP Commencement Date" through December 31, 2002), is hereby revised in accordance with the following schedule:

TERM	REMAINING PREMISES SQUARE FEET	REMAINING PREMISES ANNUAL RENTAL RATE PER RENTABLE SQUARE FOOT	MONTHLY INSTALLMENT OF BASE RENT

3/1/01 - 5/31/02	32,945	$18.24	$50,076.40

6/1/02 - 12/31/02	32,945	$19.08	$52,382.55

2.3 LETTER OF CREDIT.

Paragraph 20.2 LETTER OF CREDIT of the Lease is hereby amended as follows:

Upon the RPB Commencement Date, the face amount of the Letter of Credit shall be increased to be Two Million Dollars ($2,000,000.00).

3. EFFECT OF AMENDMENT: Except as modified herein, the terms and conditions of the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail. Tenant hereby renews its obligations to Landlord for the full, prompt and timely payment of all rents and other sums required to be paid by Tenant during the term of the Lease as herein modified, and for the full, prompt and timely performance of, compliance with and observation of all the terms contained in the Lease as herein modified.

4. DEFINITIONS: Unless otherwise defined in this Amendment, all terms not defined in this Amendment shall have the meaning set forth in the Lease.

5. NO BROKER: Each party warrants and represents to the other that no real estate broker, sales person, finder or other person has the right to payment of a commission or fee in connection with this Amendment as a consequence of contacts with such party. Each party shall indemnify, protect, defend and hold the other harmless from any and all loss, cost, damage or expense (including attorneys' fees and costs, including fees and costs on appeal, if any) arising out of or related to claims for a real estate brokerage commission, finder's fee or similar compensation, based upon allegations by the claimant that it is entitled to a commission, fee or other compensation from the indemnified party as a consequence of contacts with the indemnifying party.

6. ENTIRE AGREEMENT: The Lease and this Amendment constitute the entire understanding between the parties with respect to the Premises. No subsequent amendment will be effective unless it is in writing and executed by the parties.

7. COUNTERPARTS: This Amendment may be executed in counterparts, each of which when executed and delivered shall be an original.

8. AUTHORITY: Subject to the provisions of the Lease, this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

TENANT:

AVIGEN, INC.,
a Delaware corporation

Date:	12/13/00	By:	/s/ JOHN MONAHAN
		Name:	John Monahan
		Title:	CEO

Date:		By:	/s/ THOMAS J. PAULSON
		Name:	Thomas J. Paulson
		Title:	VP-Finance, CFO

LANDLORD:

LINCOLN-RECP EMPIRE OPCO, LLC,
a California limited liability company

By: Legacy Partners Commercial, Inc.,
as agent for LINCOLN-RECP EMPIRE OPCO, LLC,

Date:	By:	/s/ ROBERT F. PHIPPS
	Name:	Robert F. Phipps
	Title:	Senior Vice President

Exhibit  B

Sublease Premises and Sublease Common Areas

B-1

Exhibit  C

Furniture and Equipment

 D-1